Exhibit 10.1

SUBLEASE

THIS SUBLEASE (this “Sublease”) is entered into as of ______________________, 2012 (the “Effective Date”) by and between TYCO HEALTHCARE GROUP LP, a Delaware limited partnership (“Sublandlord”), and SUPPORT.COM, a Delaware corporation (“Subtenant”).

WITNESSETH:

A.            Under that certain Lease dated as of November 3, 2006 (the “Prime Lease”) between HCP LS Redwood City, LLC (the “Prime Landlord”), as successor to Slough Redwood City, LLC, as landlord, and Sublandlord, as successor in interest to FoxHollow Technologies, Inc., as tenant, the Prime Landlord leased to Sublandlord certain premises described in the Prime Lease as the “Premises”, which premises are commonly known as 900 Chesapeake Drive, Redwood City, California (the “Prime Premises”).

B.            Under the terms and conditions of this Sublease, Subtenant desires to sub-sublease from Sublandlord a portion of the Prime Premises containing approximately 21,620 rentable square feet of space (the “Premises”) located on the second floor of the Prime Premises, which portion is more particularly shown on Exhibit A, attached hereto and incorporated herein.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1         Defined Terms.  Capitalized terms used herein and not otherwise defined shall have the same meanings given to them in the Prime Lease.

ARTICLE 2
DEMISE; TERM

Section 2.1         Demise.  Conditioned upon receipt by Sublandlord of Prime Landlord’s Consent (hereinafter defined) as required by Article 11 of the Prime Lease, Sublandlord hereby subleases and demises to Subtenant, and Subtenant hereby takes and subleases from Sublandlord, the Premises on the terms and conditions and subject to the provisions set forth herein.

Section 2.2         Commencement Date.  The term (the “Term”) of this Sublease shall commence on August 1, 2012 (the “Commencement Date”).

Section 2.3         Expiration Date.  Subject to the terms, covenants, or conditions of this Sublease, the Term shall end at 11:59 p.m. on February 18, 2017, provided that if the Prime Lease terminates or expires earlier, for any reason whatsoever, then this Sublease shall also terminate at such date and time.  The date of expiration of this Sublease shall be referred to herein as the “Expiration Date.”

Section 2.4         Early Access.  Upon the later of (i) Sublandlord’s receipt of Prime Landlord’s Consent, or (ii) April 1, 2012, Sublandlord will provide Subtenant with access to the Premises for the purpose of installing cables, network equipment, and furniture and performing the Improvement Work (hereinafter defined) approved by Sublandlord under Article 5 of this Sublease.  Subtenant has no right to conduct business or otherwise use the Premises during such early entry period.  Subtenant’s access shall be subject to the following conditions: (1) Sublandlord is given prior written notice of any such entry, (2) Subtenant has delivered to Sublandlord evidence that the insurance required to be maintained by Subtenant under this Sublease has been obtained, and (3) Subtenant shall indemnify, defend, and hold Sublandlord harmless from any loss or damage to property or the Prime Premises, and any death or personal injury to any person or persons arising out of such entry into the Premises.  Any work in the Premises shall be performed in accordance with Article 5 of this Sublease.  Any early entry by Subtenant shall be on the terms of this Sublease, but no Rent shall accrue during the early entry period.  Subtenant shall conduct its activities therein at its risk and expense.  As used herein, “Improvement Work” means the construction of 3-6 private offices or conference rooms and a reception area in the Premises.

ARTICLE 3
CONDITION OF THE PREMISES; USE; ACCESS

Section 3.1         AS-IS Condition of Premises.  Subtenant accepts the Premises “AS-IS” in its presently existing condition, and Sublandlord shall not be required to perform any demolition work, improvement work, or tenant-finish work therein or to provide any allowances therefor.  Subtenant acknowledges that (a) it was given a full opportunity to inspect the Premises; (b) as of the Commencement Date, Subtenant has inspected the Premises; and (c) neither Sublandlord nor its agents or employees have made any representations or warranties regarding the Premises, the condition of the Premises, or the suitability or fitness of the Premises for the conduct of Subtenant’s business, or for any other purpose.

Section 3.2         Permitted Uses.  To the extent permitted by the Prime Lease and under the terms and conditions of the Prime Lease, Subtenant shall use and occupy the Premises only for general office use, and for no other purpose whatsoever.  Subtenant’s use is subject to receipt of all necessary approvals from the City of Redwood City and all other governmental agencies with jurisdiction.  Subtenant shall not use or occupy or suffer or permit the use or occupancy of the Premises or any part thereof in any manner which, in Landlord’s or Sublandlord’s judgment, might adversely affect or interfere (i) with any services required to be furnished by Landlord, or (ii) with the proper and economical rendition of any such service or (iii) with the use or enjoyment of any part of the Building by Landlord, Sublandlord, or any other tenant, subtenant or occupant.  Subtenant shall comply with all laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste.

Section 3.3         Access.  Either Sublandlord or a property management company hired by Sublandlord shall control access to the Premises and the Prime Premises by using a badging system or other program developed by Sublandlord.  Subtenant shall cooperate with such system or program.  In connection with such system, Sublandlord has the right to enter the Premises under the terms and conditions of Section 12.1 of the Prime Lease.  Subtenant acknowledges that Sublandlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises.  Subtenant hereby assumes all responsibility for the protection of Subtenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed.

Section 3.4         Server Room. Notwithstanding anything to the contrary contained herein, Sublandlord shall have an easement to enter and use that certain server room located within the Premises for the installation, maintenance, repair, replacement and vertical distribution of various types of cabling and wiring and any equipment that may be required in connection therewith from time to time during the Term.  Subtenant shall permit Sublandlord, and Sublandlord's agents and contractors, access to such server room upon at least one (1) Business Days’ notice, except in the event of an emergency when no prior notice is necessary.  In addition, Sublandlord has an easement to maintain in place the existing conduits, cabling, wiring, and equipment in the server room.  Sublandlord shall use commercially reasonable efforts to minimize any interference with the Subtenant’s use and occupancy of the Premises by reason of the exercise of Sublandlord’s rights under this section.

                   Section 3.5          Hazardous Substances.  It is acknowledged and agreed that Subtenant shall have no liability or responsibility to remediate the Premises (or to reimburse Sublandlord for the costs of the same) with respect to any hazardous substances (as defined in the Prime Lease) on, under, or in the Premises to the extent that any such hazardous substances are in existence in the Premises before the Commencement Date, except to the extent any inspection, clean-up, removal, or remediation results from or is required in connection with the Improvement Work or any alterations or work performed by Subtenant to the Premises.

ARTICLE 4
RENT

Section 4.1         Fixed Rent.  Commencing upon the Commencement Date, Subtenant shall pay to Sublandlord, without notice, billing, demand, deduction, offset or abatement, in lawful money of the United States of America, fixed rent (“Fixed Rent”) in the following amounts during the following period of time:

Time Period	Fixed Rent Per Square Foot of the Premises Per Month	Monthly Fixed Rent
August 1, 2012 – December 31, 2012	$1.09	$23,565.80
January 1, 2013 – June 30, 2013	$1.55	$33,511.00
July 1, 2013 – June 30, 2014	$1.60	$34,592.00
July 1, 2014 – June 30, 2015	$1.65	$35,673.00
July 1, 2015 – June 30, 2016	$1.70	$36,754.00
July 1, 2016 – February 18, 2017	$1.75	$37,835.00

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Fixed Rent shall be paid to the notice address for Sublandlord set forth in Section 14.1 of this Sublease.  Fixed Rent is payable in equal monthly installments in the amount of the Monthly Fixed Rent for the applicable time period, and such amount is due in advance on or before the first day of each and every calendar month during the Term, provided, however, that 1 monthly installment of Fixed Rent (i.e., Fixed Rent for December 2012) is due and payable on the Effective Date.  If the Commencement Date is not the first day of a calendar month, then the first monthly installment of Fixed Rent shall be prorated based upon the number of days during the month from and after the Commencement Date until and including the last day of the calendar month in which the Commencement Date occurs.  In addition, the monthly installment of Fixed Rent due for any partial month at the end of the Term shall be prorated based upon the number of days remaining in the month from and after the last day of the Term.

Notwithstanding anything above to the contrary, Fixed Rent shall be conditionally abated during the first four months of the Term.  Commencing with the first day of the fifth month of the Term, Subtenant shall make Fixed Rent payments as otherwise provided herein.  Notwithstanding such abatement of Fixed Rent all other sums due under this Sublease shall be payable as provided in this Sublease.  This abatement of Fixed Rent is conditioned upon Subtenant’s full and timely performance of all of its obligations under the Sublease.  If at any time during the Term a default by Subtenant occurs, and said default remains uncured beyond any applicable notice and cure period (and any extensions thereof), then the abatement of Fixed Rent provided for in this section shall immediately become void, and Subtenant shall promptly pay to Landlord, in addition to all other amounts due to Sublandlord under this Sublease, the full amount of all Fixed Rent herein abated.

Section 4.2         Additional Rent.  Subtenant shall pay to Sublandlord additional rent (“Additional Rent”) consisting of all other sums of money as shall become due and payable by Subtenant hereunder (for default in the payment of which Sublandlord shall have the same remedies as for a default in the payment of Fixed Rent).  If not otherwise specified in this Sublease, then Additional Rent shall be payable within 20 Business Days after delivery of an invoice from Sublandlord.  Fixed Rent and Additional Rent are herein collectively called “Rent.”  There shall be no abatement of, deduction from, counterclaim or setoff against Rent, and the obligations of Subtenant with respect to any Additional Rent shall survive the expiration or any sooner termination of the Term.  Subtenant shall pay to Sublandlord, as Additional Rent, any and all sums of money that  are or may become payable by Sublandlord to Prime Landlord under the Prime Lease caused by the actions or omissions of Subtenant or any of Subtenant’s agents, employees, affiliates, contractors, invitees, subtenants, assignees, or anyone claiming by, through or under Subtenant (each, including Subtenant, a “Subtenant Party”) and any and all charges of Prime Landlord under the Prime Lease to the extent related to a request by Subtenant or caused by Subtenant’s failure to perform its obligations under this Sublease.

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ARTICLE 5
ALTERATIONS

Section 5.1         Alterations.  Subtenant acknowledges that notwithstanding anything to the contrary contained in the Prime Lease, including without limitation Section 7.1 thereof, Subtenant is not authorized to make or do any alterations, modifications or improvements in or to the Premises without first obtaining the written approval of Sublandlord, such consent not to be unreasonably withheld, and which may be conditioned upon, among other things, Subtenant’s agreement to remove any such alterations, modifications or improvements at Subtenant’s sole expense prior to the expiration or termination of the Term, unless Prime Landlord otherwise requires such alterations, modifications or improvements to remain.

Section 5.2         Sublandlord Costs.  Subtenant shall reimburse Sublandlord for all out-of-pocket costs payable by Sublandlord with regard to reviewing any proposed alterations and all other reasonable out-of-pocket costs Sublandlord may incur in connection with reviewing Subtenant’s proposed alterations including, without limitation, engineer’s, architects, attorney’s and other consultants’ fees and costs.

ARTICLE 6
DAMAGE TO OR DESTRUCTION OF THE PREMISES

Section 6.1         Termination.  If the Building or Premises are damaged by fire or other casualty and Sublandlord shall, pursuant to the terms of the Prime Lease, elect to terminate the Prime Lease, then this Sublease shall cease and terminate on the date of termination of the Prime Lease, and Rent shall be apportioned from the time of the damage.  Otherwise, this Sublease shall remain in full force and effect.  Sublandlord shall have no obligation hereunder to repair any portion of the Building or Premises, whether or not this Sublease shall be terminated, which obligation shall be Prime Landlord’s to the extent required under the Prime Lease.  If all or any part of the Premises is damaged and this Sublease is not terminated, then Subtenant shall (to the extent that Prime Landlord is not so obligated) promptly and with due diligence repair and restore any personal property, leasehold improvements, and alterations installed in the Premises.

ARTICLE 7
INSURANCE

Section 7.1         Required Coverage.  Subtenant shall maintain, at its expense, for the Term, the insurance required to be obtained by Sublandlord as “Tenant” under the Prime Lease, and such coverage shall meet or exceed the requirements for Sublandlord’s coverage under the Prime Lease including without limitation Sections 10.1(a) and (e) of the Prime Lease.  Subtenant shall name Sublandlord, Prime Landlord, and designees of each as additional insureds.  All such policies shall be issued by reputable insurance companies reasonably approved by Sublandlord and Prime Landlord, and such policies cannot be modified or cancelled without at least 30 days’ prior written notice to Sublandlord.  On or before the earlier of the Commencement Date or the date of early access under Section 2.4 of this Sublease, Subtenant shall furnish to Sublandlord said policies or certificates thereof evidencing that the required coverage is being maintained, together with such evidence as Sublandlord shall deem reasonably satisfactory of the payment of premiums thereon.

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ARTICLE 8
SUBTENANT’S INDEMNITY

Section 8.1         Subtenant’s Indemnity.  Subtenant shall indemnify, defend and hold harmless Sublandlord and its affiliates and their respective officers, directors and employees from and against any and all claims, suits, judgments, losses, costs, obligations, damages, expenses, and liabilities including, without limitation, reasonable attorneys’ fees and disbursements (collectively, “Claims”) in any way arising out of, relating to, or connected with (a) any breach, default or failure to perform on the part of a Subtenant Party under this Sublease, (b) any act or omission of a Subtenant Party that constitutes a default under the Prime Lease, (c) any negligence or willful misconduct of a Subtenant Party, (d) the use or occupancy of the Premises by a Subtenant Party, (e) any holdover by a Subtenant Party beyond the expiration of the Term, and (f) any actions taken by Sublandlord following Subtenant’s request of Sublandlord to take action pursuant to the terms hereof or the Prime Lease.  The provisions of this section shall survive the expiration or earlier termination of this Sublease.

ARTICLE 9
SUBLEASE; ASSIGNMENT

Section 9.1         Prohibition.  Subtenant shall not (a) assign this Sublease, (b) permit this Sublease to be assigned by operation of law or otherwise, (c) sublease the Premises in whole or in part, (d) permit the Premises or any portion therein to be occupied by any person(s) other than Subtenant, or (e) pledge or encumber this Sublease, the term and estate hereby granted or the rentals hereunder (collectively, a “Transfer”) without first obtaining in each instance Prime Landlord’s consent and Sublandlord’s consent.

Section 9.2         Consent Conditions.  If (i) Prime Landlord has consented to the proposed Transfer and (ii) Subtenant is not in default of any of Subtenant’s obligations under this Sublease beyond any applicable cure period, then Sublandlord’s consent (which must be in writing and in form reasonably satisfactory to Sublandlord) to the proposed Transfer shall not be unreasonably withheld, conditioned, or delayed.

Section 9.3         Permitted Transfer.  Notwithstanding Section 9.1 above, Subtenant has the right to assign this Sublease without Sublandlord’s consent to any entity that wholly owns  Subtenant or is wholly owned by Subtenant, provided that Subtenant gives notice to Sublandlord at least 10 days before any such permitted transfer is effective.

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Section 9.4         Miscellaneous Transfer Provisions.  Subtenant shall be solely responsible for all costs required to be paid to Prime Landlord pursuant to the terms of the Lease in connection with the review, consideration, and documentation of any Transfer proposed by Subtenant hereunder.  The acceptance of rent by Sublandlord from any other person shall not be deemed to be a waiver by Sublandlord of any provision of this Sublease or to be a consent to any Transfer.  Consent to one Transfer shall not be deemed to constitute consent to any subsequent  Transfer.  Each Transfer shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Sublease.  Notwithstanding anything herein to the contrary, Subtenant shall and will remain fully liable for the payment of Rent and for the performance of all the covenants, agreements, terms, provisions, and conditions contained in this Sublease on the part of Subtenant to be performed.  Subtenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Subtenant or any person claiming through or under Subtenant shall or will be made except upon compliance with and subject to the provisions of this section.  If Sublandlord shall decline to give its consent to any proposed Transfer in circumstances where it has been determined that Sublandlord had the right to do so under this Sublease, then Subtenant shall indemnify, defend and hold harmless Sublandlord against and from any and all loss, liability, damages, costs and expenses (including, but not limited to, reasonable counsel fees) resulting from any claims that may be made against Sublandlord by the proposed assignee or sublessee or by any brokers, finders or other persons claiming a commission, finder’s fee or similar compensation in connection with the proposed Transfer.  If this Sublease is assigned, or if the Premises or any part thereof is subleased or occupied by anybody other than Subtenant, Sublandlord may, after default by Subtenant beyond applicable notice and grace periods expressly provided for in this Sublease, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the Rent herein reserved, but no assignment, subleasing, occupancy or collection shall be deemed a waiver of the provisions of this Sublease, the acceptance of the assignee, subtenant or occupant as Subtenant, or a release of Subtenant from the further performance by Subtenant of covenants on the part of Subtenant contained in this Sublease.

Section 9.5         Excess Compensation.  If Prime Landlord and Sublandlord approve a Transfer, then Subtenant shall pay to Sublandlord, immediately upon receipt thereof, 50% of the excess of (1) all compensation and rent received by Subtenant for a Transfer less the costs reasonably incurred by Subtenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions, sublease review and consent fees and tenant finish work) over (2) the Rent under this Sublease allocable to the portion of the Premises covered thereby.

ARTICLE 10
SURRENDER; HOLDOVER

Section 10.1       Surrender of Premises.  Subtenant shall at Subtenant’s sole expense and no later than the Expiration Date or earlier termination of this Sublease and subject to all of the terms of this Sublease and the Prime Lease, vacate and surrender the Premises to Sublandlord in the condition that Sublandlord is required to surrender the Premises to Prime Landlord under the Prime Lease (including without limitation items that Subtenant is permitted and elects to remove or is required to remove under the provisions of the Prime Lease).  Notwithstanding the foregoing, in connection with the surrender of the Premises, Subtenant has no obligation to remove any alterations existing in the Premises and installed by Sublandlord before the Effective Date.

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Section 10.2       Holdover by Subtenant.  In addition to the holdover provisions set forth in the Prime Lease, Subtenant shall indemnify and hold harmless Sublandlord for, from, and against any and all liabilities, losses, obligations, damages (direct or indirect), penalties, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees and other charges) that are paid, suffered or incurred by Sublandlord as a result of the failure of, or the delay by, Subtenant in so surrendering the Premises including, without limitation, all sums payable by Sublandlord to Prime Landlord, or other liabilities of Sublandlord to Prime Landlord under the Prime Lease resulting from such delay.  Notwithstanding anything to the contrary contained in this Sublease, the acceptance of any rent paid by Subtenant shall not preclude Sublandlord from commencing and prosecuting a holdover or summary eviction proceeding.

ARTICLE 11
DEFAULT

Section 11.1       Default.  Any act or omission by Subtenant that would constitute a breach or default by the Tenant under the Prime Lease shall constitute a default on the part of Subtenant hereunder.  In addition, Subtenant shall be in default under this Sublease in the event: (i) Subtenant fails to pay any installment of Fixed Rent or Additional Rent or any other sum payable by it hereunder; or (ii) Subtenant fails to perform or violates any non-monetary covenant or condition set forth herein and such default or violation continues for 15 days after written notice thereof is delivered to Subtenant (or if such default is of a nature such that it is curable but cannot practicably be cured within 15 days, then, so long as Subtenant commences such cure within the initial 15 days and is diligently taking all steps necessary to effect such cure, Subtenant shall have additional time to effect such cure, not to exceed 30 days, unless such additional time will cause a default to extend past any applicable cure period under the Prime Lease, in which case the cure period under this Sublease shall be shortened to 2 days less than the cure period under the Prime Lease).  In the event of any breach or default by Subtenant hereunder or under the Prime Lease, Sublandlord shall have each and all of the rights and remedies afforded Prime Landlord under the Prime Lease.  In addition to such rights or remedies afforded to Prime Landlord under the Prime Lease, Sublandlord shall have the right, but not the obligation to cure any such breach or default by Subtenant (and enter upon the Premises in connection therewith if necessary), without being liable for damages, and Subtenant shall thereupon be obligated to reimburse Sublandlord immediately upon demand for all costs (including costs of settlements, defense, court costs and attorneys’ fees) that Sublandlord may incur in effecting the cure of such breach or default, plus interest thereon at the interest rate set forth in the Prime Lease.

Section 11.2       Right to Cure Subtenant’s Defaults.  If Subtenant shall at any time fail to make any payment or perform any other obligation of Subtenant hereunder within the applicable cure period, if any, then Sublandlord shall have the right, but not the obligation, after 10 days’ notice to Subtenant, or without notice to Subtenant in the case of any emergency or to avoid a default under the Prime Lease, and without waiving or releasing Subtenant from any obligations of Subtenant hereunder, to make such payment or perform such other obligation of Subtenant in such manner and to such extent as Sublandlord shall deem reasonably necessary, and in exercising any such right, to pay any reasonable and direct costs and expenses, employ attorneys, and incur and pay reasonable attorneys’ fees.  Subtenant shall pay to Sublandlord upon demand all sums so paid by Sublandlord and all reasonable and direct costs and expenses of Sublandlord in connection therewith.

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ARTICLE 12
PRIME LEASE

Section 12.1       Incorporation of Prime Lease.  Subtenant hereby acknowledges and agrees that it has received and reviewed a copy of the Prime Lease.  Except as otherwise set forth below, and to the extent consistent with the provisions of this Sublease, the terms, provisions, covenants, and conditions of the Prime Lease are hereby incorporated by reference as if set forth at length herein on the following basis: Subtenant hereby assumes and agrees to perform all of the obligations of Sublandlord under the Prime Lease with respect to the Premises, accruing or payable during the Term in the manner and time required under the Prime Lease.  The term “Landlord” therein shall refer to Sublandlord herein, its successors and assigns; the term “Tenant” therein shall refer to Subtenant herein, its permitted successors and assigns; the term “Premises” therein shall refer to the Premises; and the term “Lease” therein shall refer to this Sublease.  Notwithstanding anything herein to the contrary, the following sections or articles of the Prime Lease are not incorporated:  The term “Premises” as set forth in Section 1.1(a) except to the extent that the same is applicable to the Premises under this Sublease, and the terms (and any related references) “Service Annex”, “Exterior Storage Area”, and “Emergency Generator Area”, Sections 2.1, 2.2, 2.3, 2.6, and 3.1 (except the first and last sentences of Section 3.1(d), which are incorporated herein by reference), Article 5, Sections 7.2(c), 8.1(b), 9.1, 9.6(c), 10.1(b), 10.1(c), 10.1(d), 10.6, 11.1, 11.2(b), and 11.2(c), lines 8 through 18 of Section 15.1, Article 16, Sections 17.1, 17.15, 17.16, and 17.20, and Exhibit B.  In addition, in the event of any conflict between the terms of the Prime Lease and this Sublease, then as between Sublandlord and Subtenant, the terms of this Sublease shall prevail.  Any reference in the Prime Lease to the obligations assumed by Subtenant hereunder which accrue during the Term shall survive and extend beyond the termination of this Sublease.  This Sublease is subject to the terms, covenants, agreements, provisions, and conditions of the Prime Lease; and the expiration or termination of the Prime Lease shall automatically cause a termination of this Sublease.  If Sublandlord receives notice from Prime Landlord that (i) Sublandlord is in default under the Prime Lease and such default would give Prime Landlord the right, immediately or after the lapse of a period of time, to cancel or terminate the Prime Lease, or (ii) the Prime Lease is terminating, then in either event, Sublandlord shall, within three (3) Business Days of receipt of such notice, provide a copy of such notice to Subtenant.

Section 12.2       Landlord Right.  In any case where under the Prime Lease, Prime Landlord reserves or is granted any right, including, without limitation, the right to enter the Premises, said right shall inure to the benefit of Prime Landlord as well as Sublandlord with respect to the Premises.

Section 12.3       Consent. In any case where under the Prime Lease the consent or approval of Prime Landlord is required, the consent or approval of both Prime Landlord and Sublandlord shall be required.  In determining whether to grant or withhold any consent or approval hereunder, Sublandlord may expressly condition the same upon the consent or approval of Prime Landlord.  If Subtenant requests the consent of Sublandlord under any provisions of this Sublease, then Subtenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Sublandlord for any and all reasonable costs and expenses incurred by Sublandlord in connection therewith, including, without limitation, reasonable attorneys’ fees and amounts charged by Prime Landlord.

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Section 12.4       Indemnification Under Prime Lease.  As of the Effective Date, any provisions in the Prime Lease requiring indemnification by Sublandlord of Prime Landlord (and its partners, shareholders, officers, directors, affiliates, agents, employees and contractors) or releasing Prime Landlord from liability shall be deemed an indemnification or release, as applicable, running from Subtenant to both Prime Landlord and Sublandlord (and their partners, shareholders, officers, directors, affiliates, agents, employees and contractors).  Each and every indemnification set forth in this Sublease, or incorporated into this Sublease from the Prime Lease, shall survive the expiration or earlier termination of the Term of this Sublease.

Section 12.5       Time Limits.  Wherever there are time limits contained in the Prime Lease (i) calling or allowing for the service of notice by the Tenant thereunder, (ii) pertaining to events of default by the Tenant thereunder, or (iii) within which the Tenant thereunder must perform any act or observe any term, covenant or condition thereunder, the same shall be deemed amended for the purposes of this Sublease to provide for time limits of 3 days less and deadlines that are 3 days earlier than those provided for in the Prime Lease.

Section 12.6       Landlord Covenants, Representations and Warranties.  Any covenant, representation, warranty, or other undertaking of Prime Landlord in the Prime Lease shall not be deemed to be made by, or otherwise constitute obligations of, Sublandlord under this Sublease.  Sublandlord shall use commercially reasonable efforts to cause Prime Landlord to perform its obligations under the Prime Lease and to assist Subtenant, at Subtenant’s sole expense and without liability to Sublandlord, in seeking: (i) such services and rights from Prime Landlord; and (ii) Prime Landlord’s consent to any action for which the Prime Lease or this Sublease require Prime Landlord’s consent; provided such commercially reasonable efforts shall not require Sublandlord to incur any out-of-pocket expenses to cause Prime Landlord to perform its obligations under the Prime Lease unless Subtenant agrees in writing to pay, and does pay, such expenses as and when incurred.

Section 12.7       Subtenant Action.  Subtenant shall not take any action or fail to take any action in connection with the Premises as a result of which Sublandlord would be in violation of any of the provisions of the Prime Lease, and Subtenant hereby agrees to defend, indemnify, and hold Sublandlord harmless from and against all loss, cost, liability, damage, and expense (including, but not limited to, reasonable attorneys’ fees and court costs) caused by or arising out of Subtenant’s action or inaction as a result of which Sublandlord is alleged and/or determined to be in violation of any of the provisions of the Prime Lease.

Section 12.8       Compliance with Prime Lease.  So long as this Sublease is in effect and Subtenant is not in default under this Sublease beyond any cure period expressly provided in this Sublease, Sublandlord shall comply with its obligations under the Prime Lease, the failure of which would reasonably be likely to result in Prime Landlord bringing an action to terminate the Prime Lease.

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ARTICLE 13
BROKERAGE

Section 13.1      Representation and Indemnification.  Subtenant represents that in the negotiation of this Sublease it has not dealt with any real estate broker or salesman other than Jones Lang LaSalle (“Subtenant’s Broker”) and CBRE, Inc. (collectively, the “Brokers”), and Subtenant shall indemnify Sublandlord and hold it harmless from any and all losses, damages and expenses arising out of any inaccuracy or alleged inaccuracy of such representation, including court costs and reasonable attorneys’ fees.  Sublandlord shall have no liability for brokerage commissions arising out of a sublease or assignment by Subtenant, and Subtenant shall and does hereby indemnify Sublandlord and hold Sublandlord harmless from any and all liability for brokerage commissions arising out of any such sublease or assignment.  Sublandlord represents that in the negotiation of this Sublease it has not dealt with any real estate broker or salesman other than the Brokers, and Sublandlord shall indemnify Subtenant and hold it harmless from any and all losses, damages, and expenses arising out of any inaccuracy or alleged inaccuracy of such representation, including court costs and reasonable attorneys’ fees.  Sublandlord shall pay a commission to Subtenant’s Broker under a separate agreement.

ARTICLE 14
NOTICES

Section 14.1       Notices.  Any notice, demand, consent, approval, direction, agreement or other communication required or permitted hereunder or under any other documents in connection herewith shall be in writing and shall be directed as follows:

If to Sublandlord:

Covidien
15 Hampshire Street
Mansfield, Massachusetts 02048
Attn: Michael T. Cowhig, Jr.

With a copy to:

Husch Blackwell LLP
190 Carondelet Plaza, Suite 600
St. Louis, MO 63105
Attn: Melissa Smith-Groff, Esq.

If to Subtenant:

Support.com
900 Chesapeake Drive
Redwood City, CA
Attn: Shelly Schaffer

or to such changed address as a party hereto shall designate to the other parties hereto from time to time in writing.  Notices shall be (i) personally delivered (including delivery by Federal Express, United Parcel Service or other comparable nation-wide overnight courier service) to the offices set forth above, in which case they shall be deemed delivered on the date of delivery (or first Business Day thereafter if delivered other than on a Business Day or after 5:00 p.m. Eastern Time to said offices); or (ii) sent by certified mail, return receipt requested, in which case they shall be deemed delivered on the date shown on the receipt unless delivery is refused or delayed by the addressee in which event they shall be deemed delivered on the third day after the date of deposit in the U.S. Mail.

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ARTICLE 15
SECURITY DEPOSIT

Section 15.1       Security Deposit.  Simultaneously with Subtenant’s execution of this Sublease, Subtenant shall deliver to Sublandlord, as security for the faithful performance and observance by Subtenant of all of the terms, covenants, and conditions of this Sublease on Subtenant’s part to be performed and observed, a security deposit in the amount of $37,835.00.  If Subtenant defaults with respect to any provision of this Sublease, including payment of the Rent, Sublandlord may use, apply, draw upon or retain all or any part of the Security Deposit to the extent necessary for the payment of any Rent, or to compensate Sublandlord for any other loss, cost or damage which Sublandlord may suffer by reason of Subtenant’s default.  If any portion of the Security Deposit is so used, applied, or drawn upon, Subtenant shall, within 10 days after notice thereof, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount.  Subtenant’s failure to do so shall be a breach of this Sublease.  Sublandlord shall not, unless otherwise required by law, be required to keep the Security Deposit separate from its general funds, nor pay interest to Subtenant.  If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the Security Deposit or any balance thereof shall be returned to Subtenant (or to the last transferee of Subtenant’s interest hereunder) after the expiration of the Term (or sooner termination of this Sublease) and upon Subtenant’s vacation of the Premises in accordance with this Sublease.  If the Sublease is assigned, then the Security Deposit shall be transferred to the assignee, and thereupon Sublandlord shall be discharged from further liability with respect thereto.

ARTICLE 16
FURNITURE

Section 16.1       Lease of Furniture.  In consideration of the obligations of Subtenant under this Sublease, Sublandlord leases to Subtenant  the items of furniture and furnishings described and/or identified on Exhibit C attached hereto  (the “Furniture”).  Subtenant agrees to accept the Furniture on the Commencement Date “as is, where is, with all faults”, and without representation or warranty of any kind, nature or description relative to the same, including representations concerning merchantability, fitness or fitness for a particular purpose, all of which are hereby expressly disclaimed by Sublandlord and waived by Subtenant.  During the Term, Subtenant shall (x) insure the Furniture against loss or damage by fire or other casualty (and all of the provisions of this Sublease applicable to insurance required to be carried by Subtenant shall be applicable thereto) and (y) maintain the Furniture in at least as good a condition and working order as when delivered to Subtenant, subject to reasonable wear and tear and damage by fire or other casualty.  Upon request by Sublandlord, Subtenant shall deliver to Sublandlord within 5 Business Days of such request, evidence that Subtenant is maintaining the insurance coverage with regard to the Furniture as required pursuant to this section.

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Section 16.2       Transfer of Furniture.  As of August 1, 2015 (the “Furniture Transfer Date”), and provided Subtenant is not in default under this Sublease, or at Sublandlord’s option following a termination of this Sublease before such date, Sublandlord shall be deemed to have transferred, conveyed, and delivered to Subtenant all of the Furniture then in the Premises in its “as is, where is condition, with all faults”, and without representation or warranty of any kind, nature or description relative to the same, including representations concerning merchantability, fitness or fitness for a particular purpose.  Sublandlord and Subtenant hereby agree that little or no value will be attributable to the Furniture at the time of the transfer of the Furniture to Subtenant and that no part of the Fixed Rent payable by Subtenant hereunder will be attributable to the transfer of the Furniture by Sublandlord to Subtenant.  Notwithstanding the foregoing, if sales tax is due to the City of Redwood City or State of California in connection with the transfer of the Furniture to Subtenant under this Sublease (“Sales Tax”), Subtenant hereby agrees to pay as and when due such amounts, and Subtenant further agrees to save, defend, indemnify and hold Sublandlord harmless from any obligation for any Sales Tax which may now or hereafter be imposed upon Sublandlord or Subtenant in connection with such transfer of the Furniture, including interest and penalties thereon, and any loss, liability, cost or expense that Sublandlord may incur by reason of Subtenant’s failure to pay the Sales Tax in a timely manner.  The provisions of the preceding sentence shall survive the expiration or earlier termination of this Sublease.  If this Sublease is terminated before the Furniture Transfer Date, as a result of a default by Subtenant, then Sublandlord shall retain ownership of the Furniture (unless Sublandlord elects to have transferred the Furniture to Subtenant as provided above) and Subtenant shall surrender the Furniture to Sublandlord in at least as good a condition and working order as when delivered to Subtenant, subject to reasonable wear and tear and damage by fire or other casualty.

ARTICLE 17
LANDLORD RIGHTS; LIMITATION OF OBLIGATIONS; APPROVAL

Section 17.1       Prime Landlord Rights. Subtenant acknowledges any rights specifically reserved by Prime Landlord under the Prime Lease; and Subtenant further acknowledges that its possession and use of the Premises is subject to such rights.  Except as may be otherwise set forth herein, Subtenant hereby releases Sublandlord from all liability in connection with Prime Landlord’s exercise of such rights.  Sublandlord shall not incur any liability whatsoever to Subtenant for any injury, inconvenience, incidental or consequential damages incurred or suffered by Subtenant as a result of the exercise by Prime Landlord of any of the rights reserved to Prime Landlord under the Prime Lease, nor shall such exercise constitute a constructive eviction or a default by Sublandlord hereunder.  Subtenant’s obligations to pay Rent and any other charges due under this Sublease shall not be reduced or abated in the event that Prime Landlord fails to provide any service, to perform any maintenance or repairs, or to perform any other obligation of Prime Landlord under the Prime Lease.  Notwithstanding anything herein to the contrary, to the extent Sublandlord is entitled to any abatement under the Prime Lease for interruption of any service affecting the Premises during the Term or otherwise under the Prime Lease, Subtenant shall be entitled to the same abatement of Rent on its behalf, but only to the extent that (i) such abatement is actually received by Sublandlord, and (ii) Subtenant is not in default hereunder beyond any applicable cure period expressly provided for in this Sublease.

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Section 17.2       Obligations and Liability under Prime Lease.  Notwithstanding anything to the contrary contained in this Sublease or the Prime Lease (as incorporated into this Sublease), Subtenant agrees that Sublandlord shall not be obligated to perform, and shall not be liable or responsible for the performance by or failure of performance by Prime Landlord, of any of its obligations under the Prime Lease or under law (including without limitation provide services; comply with any laws or requirements of governmental authorities for the maintenance or operation of the Premises; provide any reimbursements, credits, rebates allowance or other concession or pay any costs; maintain, repair, restore, alter, service or insure the Premises (including without limitation any obligations to rebuild, repair or restore the Premises)); and Subtenant shall have no claim against Sublandlord for any default of the Prime Landlord.  Sublandlord does not warrant that any of the services referred to in this Sublease, or any other services that Prime Landlord may supply, will be free from interruption, and Subtenant acknowledges that any such services may become unavailable or be suspended by reason of accident, repairs, inspections, alterations or improvements, or by delays beyond a party’s reasonable control, including without limitation, governmental restrictions or  regulations, order of civil or military authority, governmental preemption, strikes, labor disputes, lock-outs, shortage of labor or materials, default of any building or construction contractor, Acts of God, fire, earthquake, floods, explosions, actions of the elements, extreme weather conditions, enemy action, civil commotion, riot or insurrection, fire or other unavoidable casualty.

ARTICLE 18
EFFECTIVENESS; RECOGNITION AGREEMENT

Section 18.1      Consent.  This Sublease is expressly conditioned upon Prime Landlord’s written consent thereto (the “Consent”), and this Sublease shall not take effect unless and until the Consent has been obtained.  Promptly following delivery of an executed original of this Sublease by Subtenant to Sublandlord, Sublandlord will request the Consent.  In connection with requesting such Consent, Sublandlord shall (i) have no liability to Subtenant in the event that Prime Landlord does not give the Consent, and (ii) not be required to pay any consideration to Prime Landlord in order to obtain such Consent in excess of fees and reimbursements expressly provided for in the Prime Lease (such excess, the “Additional Compensation”), or to commence a legal proceeding against Prime Landlord.  If Prime Landlord requests or requires to be paid Additional Compensation in order to obtain such Consent, and Sublandlord elects not to pay the same, then Sublandlord shall notify Subtenant, and Subtenant shall have the right (but not the obligation) to pay such Additional Compensation within 10 days after Sublandlord’s notice to Subtenant that Sublandlord has elected not to pay the same.  Subtenant shall furnish all reasonably requested information and documentation requested by Prime Landlord under the Prime Lease in evaluating the request for the Consent.

Section 18.2       Termination.  If the Consent is not obtained within forty five (45) days after the Effective Date, then either party may terminate this Sublease upon written notice at any time prior to Sublandlord obtaining the Consent.

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ARTICLE 19
SIGNAGE

Section 19.1       Signage.  Notwithstanding anything to the contrary contained in Section 7.5 of the Prime Lease, Subtenant’s right to signage within the Building shall be limited to having its name included on the Building monument sign, as well as on any internal directory signs located within the Building, all at Subtenant’s sole cost and expense.  All such signage shall be subject to the requirements of the Prime Lease and Prime Landlord’s approval rights thereunder.

ARTICLE 20
PARKING

Section 20.1       Parking.  Subtenant shall be entitled to the non-exclusive and non-reserved use of three (3) automobile parking stalls per 1,000 rentable square feet of space in the Premises.  Sublandlord reserves all rights with respect to any designated visitor parking spots described in Section 17.20 of the Prime Lease.

ARTICLE 21
MISCELLANEOUS

Section 21.1       No Recording.  Subtenant shall not record this Sublease or any memorandum of this Sublease without the prior written consent of Sublandlord, which consent may be withheld or denied in the sole and absolute discretion of Sublandlord, and any recordation by Subtenant shall be a material breach of this Sublease.  Subtenant grants to Sublandlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Sublandlord.

Section 21.2       Waiver of Right to Jury Trial.  Sublandlord and Subtenant hereby mutually waive, to the extent permitted by law, the right to a jury trial in any action or legal proceeding between the parties arising out of this Sublease or Subtenant’s occupancy of the Premises.

Section 21.3       Integration; Successors and Assigns, etc.  This Sublease (including the exhibits hereto which are hereby made a part hereof) contains the entire agreement between the parties, and any agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.  This Sublease shall bind and inure to the benefit of the parties hereto and their respective successors and their respective assigns.

Section 21.4       Time of Essence.  Time is of essence in respect of each and every term, covenant and condition of this Sublease.

Section 21.5      Severability.  If any of the provisions of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

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Section 21.6       Business Days Definition.  Any reference to “Business Days” means all days except Saturdays, Sundays, and the days on which banking institutions in Redwood City, California are authorized or obligated under law to be closed.

Section 21.7       Representations and Warranties of Subtenant. Subtenant hereby represents and warrants to Sublandlord that (i) each person signing this Sublease on behalf of Subtenant is duly authorized to execute and deliver this Sublease on behalf of Subtenant; and (ii) the execution, delivery and performance of this Sublease has been duly and validly authorized in accordance with the relevant organizational documents of Subtenant.

Section 21.8       Representations and Warranties of Sublandlord. Sublandlord hereby represents and warrants to Subtenant that (i) each person signing this Sublease on behalf of Sublandlord is duly authorized to execute and deliver this Sublease on behalf of Sublandlord; (ii) the execution, delivery and performance of this Sublease has been duly and validly authorized in accordance with the relevant organizational documents of Sublandlord; (iii) the Prime Lease is in full force and effect; and (iv) Sublandlord has not caused any of the circumstances described in Section 14 of the Prime Lease to occur and remain uncured.

Section 21.9       Counterparts.  This Sublease may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.  The exchange of signature pages by facsimile or portable document format (.pdf) transmission shall constitute effective delivery of such signature pages and may be used in lieu of the original signature pages for all purposes.

                    Section 21.10     Recitals.  The recitals set forth at the beginning of this Sublease are incorporated into this Sublease by reference as if fully set forth herein.

[Remainder of Page Intentionally Blank; Signatures Appear on Next Two Pages]

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IN WITNESS WHEREOF Sublandlord has duly executed this Sublease as of the day and year first above written.

SUBLANDLORD:

TYCO HEALTHCARE GROUP LP

By:
Name:
Title:

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IN WITNESS WHEREOF Subtenant has duly executed this Sublease as of the day and year first above written.

SUBTENANT:

SUPPORT.COM

By:
Name:
Title:

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EXHIBIT A

Premises

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EXHIBIT B

Prime Lease

LEASE

Landlord:	Slough Redwood City, LLC

Tenant:	FoxHollow Technologies, Inc.

Date:	November 3, 2006
TABLE OF CONTENTS

1.	PROPERTY		1
	1.1	Lease of Premises	1
	1.2	Landlord’s Reserved Rights	2
2.	TERM		2
	2.1	Term	2
	2.2	Early Possession	3
	2.3	Condition of Premises	5
	2.4	Acknowledgment of Rent Commencement Date	9
	2.5	Holding Over	9
	2.6	Options to Extend Term	10
3.	RENTAL		10
	3.1	Minimum Rental	10
		(a) Rental Amounts	10
		(b) Rental Amounts During First Extended Term	11
		(c) Rental Amounts During Second Extended Term	11
		(d) Square Footage of Premises	12
	3.2	Late Charge	12
4.	TAXES		13
	4.1	Personal Property	13
	4.2	Real Property	13
5.	OPERATING EXPENSES		13
	5.1	Payment of Operating Expenses	13
	5.2	Definition of Operating Expenses	14
	5.3	Determination of Operating Expenses	16
	5.4	Final Accounting for Expense Year	16
	5.5	Proration	17
6.	UTILITIES		18
	6.1	Payment	18
	6.2	Interruption	18
7.	ALTERATIONS; SIGNS		19
	7.1	Right to Make Alterations	19
	7.2	Title to Alterations	19
	7.3	Tenant Trade Fixtures	21
	7.4	No Liens	22
	7.5	Signs	22
8.	MAINTENANCE AND REPAIRS		22

	8.1	Landlord’s Obligation for Maintenance	22
		(a) Repairs and Maintenance	22
		(b) Tenant’s Remedy	23
	8.2	Tenant’s Obligation for Maintenance	23
		(a) Good Order, Condition and Repair	23
		(b) Landlord’s Remedy	24
		(c) Condition upon Surrender	24
9.	USE OF PROPERTY		24
	9.1	Permitted Use	24
	9.2	[Intentionally Deleted]	24
	9.3	No Nuisance	24
	9.4	Compliance with Laws	25
	9.5	Liquidation Sales	25
	9.6	Environmental Matters	25
10.	INSURANCE AND INDEMNITY		32
	10.1	Insurance	32
	10.2	Quality of Policies and Certificates	34
	10.3	Workers’ Compensation; Employees	35
	10.4	Waiver of Subrogation	35
	10.5	Increase in Premiums	35
	10.6	Indemnification	36
	10.7	Blanket Policy	36
11.	SUBLEASE AND ASSIGNMENT		36
	11.1	Assignment and Sublease of Building	36
	11.2	Rights of Landlord	37
12.	RIGHT OF ENTRY AND QUIET ENJOYMENT		39
	12.1	Right of Entry	39
	12.2	Quiet Enjoyment	39
13.	CASUALTY AND TAKING		39
	13.1	Damage or Destruction	39
	13.2	Condemnation	41
	13.3	Reservation of Compensation	42
	13.4	Restoration of Improvements	42
14.	DEFAULT		43
	14.1	Events of Default	43
		(a) Abandonment	43
		(b) Nonpayment	43
		(c) Other Obligations	43
		(d) General Assignment	43
		(e) Bankruptcy	43
		(f) Receivership	44
		(g) Attachment	44
		(h) Insolvency	44
	14.2	Remedies upon Tenant’s Default	44
	14.3	Remedies Cumulative	45

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15.	SUBORDINATION, ATTORNMENT AND SALE		45
	15.1	Subordination to Mortgage	45
	15.2	Sale of Landlord’s Interest	46
	15.3	Estoppel Certificates	46
	15.4	Subordination to CC&R’s	46
	15.5	Mortgagee Protection	47
16.	SECURITY		48
	16.1	Deposit	48
		(a) Cash Security Deposit	48
		(b) Letter of Credit	48
17.	MISCELLANEOUS		50
	17.1	Notices	50
	17.2	Successors and Assigns	51
	17.3	No Waiver	51
	17.4	Severability	51
	17.5	Litigation Between Parties	52
	17.6	Surrender	52
	17.7	Interpretation	52
	17.8	Entire Agreement	52
	17.9	Governing Law	52
	17.10	No Partnership	52
	17.11	Financial Information	52
	17.12	Costs	53
	17.13	Time	53
	17.14	Rules and Regulations	53
	17.15	Brokers	53
	17.16	Memorandum of Lease	54
	17.17	Organization Authority	54
	17.18	Execution and Delivery	54
	17.19	Survival	54
	17.20	Parking	54
	17.21	Approvals	55

EXHIBITS
EXHIBIT A- 1	Site Plan (The Center)
EXHIBIT A-2	Building Plan/Service Annex
EXHIBIT B	Workletter
EXHIBIT C	Form of Acknowledgment of Rent Commencement Date
EXHIBIT D	Service Annex Space Allocation; Landlord Priority Area

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LEASE

THIS LEASE (“Lease”) is made and entered into as of November 3, 2006 (the “Lease Commencement Date”), by and between SLOUGH REDWOOD CITY, LLC, a Delaware limited liability company (“Landlord”), and FOXHOLLOW TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

THE PARTIES AGREE AS FOLLOWS:

1. PROPERTY

                1.1           Lease of Premises.

(a)           Landlord leases to Tenant and Tenant hires and leases from Landlord, on the terms, covenants and conditions hereinafter set forth, the premises (the “Premises”) of 45,794 square feet of space (subject to the measurement provisions in Section 3.1(d) below) consisting of (i) the building commonly known as 900 Chesapeake Drive (the “Building”) located in the Britannia Seaport Centre (referred to interchangeably herein as the “Center” or the “Property”) in the City of Redwood City, County of San Mateo, State of California; (ii) those portions of the Service Annex (as defined in Section 2.3 below) designated as being either for the exclusive use of the occupant of the Building, or for shared, nonexclusive use by the occupant of the Building and the occupant of the Adjacent Building (as defined in Section 2.3 below); and (iii) the Exterior Storage Area and Emergency Generator Area (as described in Section 2.3 below) immediately adjacent to the Building, which Exterior Storage Area and Emergency Generator Area, respectively, are for the exclusive use of the occupant of the Building but are not fully enclosed and therefore are not included in the square footage calculation for the Premises. The location of the Building within the Center is depicted on the site plan attached hereto as Exhibit A-1 and incorporated herein by this reference (the “Site Plan”); the footprint of the Building is depicted on the drawing attached hereto as Exhibit A-2 and incorporated herein by this reference (the “Building Plan”). The parking areas, driveways, sidewalks, landscaped areas and other portions of the Center that lie outside the exterior walls of the buildings now or hereafter existing from time to time in the Center, as depicted in the Site Plan and as hereafter modified by Landlord from time to time in accordance with the provisions of this Lease, are sometimes referred to herein as the “Common Areas.”

(b)           As an appurtenance to Tenant’s leasing of the Premises pursuant to Section 1.1 (a), Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, (i) those portions of the Common Areas improved from time to time for use as parking areas, driveways, sidewalks, landscaped areas, or for other common purposes, and (ii) all access easements and similar rights and privileges relating to or appurtenant to the Center and created or existing from time to time under any access easement agreements, declarations of covenants, conditions and restrictions, or other written agreements now or hereafter of record with respect to the Center, subject however to any limitations applicable to such rights and privileges under applicable law, under this Lease and/or under the written agreements creating such rights and privileges.

                1.2           Landlord’s Reserved Rights. To the extent reasonably necessary to permit Landlord to exercise any rights of Landlord and discharge any obligations of Landlord under this Lease, Landlord shall have, in addition to the right of entry set forth in Section 12.1 hereof, the following rights: (i) to make changes to the Common Areas, including, without limitation, changes in the location, size or shape of any portion of the Common Areas, and to construct and/or relocate parking structures and/or parking spaces in the Center; (ii) to close temporarily any of the Common Areas for maintenance or other reasonable purposes; (iii) to construct, alter or add to other buildings and Common Area improvements in the Center; (iv) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Center or any portion thereof; and (v) to do and perform such other acts with respect to the Common Areas and the Center as may be necessary or appropriate. Landlord shall not exercise rights reserved to it pursuant to this Section 1.2 in such a manner as to cause any material diminution of Tenant’s rights, or any material increase of Tenant’s obligations, under this Lease, or in such a manner as to leave Tenant without reasonable parking or reasonable access to the Premises or otherwise to materially impair Tenant’s ability to conduct its activities in the normal manner; provided, however, that the foregoing shall not limit or restrict Landlord’s right to undertake reasonable construction activity and Tenant’s use of the Premises shall be subject to reasonable temporary disruption incidental to such activity diligently prosecuted.

2. TERM

2.1           Term.

(a)   The term of this Lease shall commence on the Lease Commencement Date as defined above. Tenant’s obligation to pay Operating Expenses under this Lease shall commence on February 1, 2007, as provided in Section 5.3 below. Tenant’s obligation to pay minimum rental under this Lease shall commence on the earlier to occur of (i) the later of March 1, 2007 or the date which is one (1) month after the date of Substantial Completion (as defined below) of Landlord’s Work pursuant to Section 2.3 below, or (ii) the date which is one (1) month after the date on which Tenant commences actual business operations in at least a material portion of the Premises (the earlier of the applicable dates determined under the foregoing clauses (i) and (ii) being hereinafter referred to as the “Rent Commencement Date”) and shall end on the day immediately preceding the tenth (10th) anniversary of the Rent Commencement Date (the “Termination Date”), unless sooner terminated or extended as hereinafter provided.

                                (b)   Notwithstanding the foregoing provisions:

(i)            The Rent Commencement Date shall be delayed by one (1) day for each day, if any, by which Tenant’s Substantial Completion of the Tenant Improvements to be constructed initially in the Premises by Tenant pursuant to this Lease and the Workletter, as defined below (“Tenant’s Initial Work”) is delayed beyond February 1, 2007 by one or more Landlord Delays. “Substantial Completion” means completion in all material respects, subject only to completion of punch list items that do not materially impair Tenant’s use of the Premises; similar phrases (such as “Substantially Completed”) shall have the same substantive meaning, with such grammatical modification as may be necessary to fit the specific context in which the phrase is used. “Landlord Delay” means any actual and material delay in Substantial Completion of Tenant’s Initial Work to the extent caused by (A) any delay by Landlord, beyond the applicable response periods prescribed in the Workletter, in responding to any request by Tenant for approval of plans, specifications or changes pursuant to the Workletter, or (B) any delay, after January 19, 2007, in the Substantial Completion of Landlord’s Work (as defined below); provided that no Landlord Delay shall be deemed to commence prior to the later to occur of (x) the date of actual commencement of the actual and material delay in completion of Tenant’s Initial Work or (y) the date Tenant notifies Landlord in writing that Tenant believes a Landlord Delay has commenced, which notice shall describe in reasonable detail the nature of the event claimed by Tenant to constitute the Landlord Delay and the nature of the actual delay claimed by Tenant to be occurring in the construction of Tenant’s Initial Work.

(ii)           In applying the provisions of subparagraph (b)(i) above and Section 2.2(a) below, Tenant and Landlord shall each us reasonable, good faith efforts to identify and adopt any commercially reasonable “work arounds” or alternative plans to avoid or minimize the adverse impact of any Landlord Delays, provided that the phrase “commercially reasonable” shall not be construed to require either party to incur any material increase in such party’s costs, net of any economic benefits reasonably accruing to such party, in order to mitigate the effects of a Landlord Delay.

2.2           Early Possession. Tenant shall have the right to enter and use the Premises for the purpose of constructing tenant improvements in the Premises (subject to all the terms and conditions of Article 7 below and of the Workletter as defined below), installing fixtures and furniture, laboratory equipment, computer equipment, telephone equipment, low-voltage data wiring and personal property and performing other similar work preparatory to the commencement of Tenant’s business in the Premises, beginning upon the date Landlord notifies Tenant in writing that the Premises are available for such early access by Tenant (the “Construction Access Date”), which Construction Access Date shall in all events be no later than five (5) business days after the Lease Commencement Date. Such right of Tenant to enter early to construct tenant improvements shall be subject to Landlord’s right concurrently to perform or complete the performance of Landlord’s Work (including, but not limited to, any applicable provisions of this Lease or of the Workletter relating to relative priorities of Landlord’s Work and of Tenant’s concurrent activities in the Premises). Tenant’s early occupancy and possession pursuant to this Section 2.2 shall be subject to and upon all of the terms and conditions of this Lease (including, but not limited to, conditions relating to the payment of utilities and maintenance of required insurance by Tenant), except that Tenant shall have no obligation to pay minimum rental for any period prior to the Rent Commencement Date, Tenant shall have no obligation to pay Operating Expenses for any period prior to February 1, 2007 (as provided in Section 5.3 below), and such early possession shall not advance or otherwise affect the Rent Commencement Date or Termination Date determined under

Section 2.1. Tenant shall indemnify Landlord and its agents and employees to the extent provided in Section 10.6(a) below and in Paragraph 4(c) of the Workletter in connection with Tenant’s early entry upon the Premises hereunder.

(a)           During all periods when both parties and/or their respective contractors or consultants are concurrently performing work on the Property or in the Premises prior to the Rent Commencement Date, subject to the express provisions of this paragraph (a) and its subparagraphs, neither party shall unreasonably interfere with or delay the work of the other party and/or its contractors or consultants, and both parties shall mutually coordinate and cooperate with each other, and shall cause their respective contractors and consultants to work in harmony with and to mutually coordinate and cooperate with the other’s contractors and consultants, respectively, to minimize any interference or delay by either party with respect to the other party’s work. The coordination and cooperation obligations set forth in this paragraph shall be subject to the following:

(i)            As Tenant proceeds with the design and planning of Tenant’s Initial Work and as Landlord proceeds with its planning for Landlord’s Work pursuant to Section 2.3(a) below, the parties agree to cooperate diligently, reasonably and in good faith to develop a mutually agreeable construction schedule for Landlord’s Work and for Tenant’s Initial Work (any such construction schedule mutually approved by the parties, and as modified from time to time [if applicable] by mutual agreement of the parties, being referred to in this Lease as the “Approved Construction Schedule”). To the extent Landlord completes and delivers the principal elements of Landlord’s Work within the time deadlines established in the Approved Construction Schedule (if any), it shall be conclusively presumed that the timing of Landlord’s completion and delivery of such elements did not give rise to any Landlord Delay. If the parties fail or are unable to agree upon an Approved Construction Schedule, such failure or inability shall not affect or impair in any manner the validity of this Lease and the Workletter, or of the respective obligations of the parties hereunder and thereunder.

(ii)           During the period prior to January 20, 2007 (the “Landlord Priority Period”), in the event of any irreconcilable conflict or interference between the work of Landlord’s workers, mechanics and contractors and the work of Tenant’s workers, mechanics and contractors which affects the work of one or both parties either (A) within the area designated “5’ Wide Landlord Priority Area” or “5’ Wide Landlord Priority” on the Service Annex drawings attached hereto as Exhibit D and incorporated herein by this reference (the “Service Annex Plan”) or (B) on or about the roof of the Building or (C) on the exterior of the Building or in the Common Areas (collectively, the “Landlord Priority Area”), Landlord and Tenant shall resolve such conflict or interference by a reasonable resequencing or rescheduling of Tenant’s remaining work to avoid the conflict or interference with Landlord’s Work. After the Landlord Priority Period, or in the event of any irreconcilable conflict or interference affecting the work of one or both parties outside the Landlord Priority Area, Landlord and Tenant shall resolve such conflict or interference by a reasonable resequencing or rescheduling of Landlord’s remaining work to avoid the conflict or interference with Tenant’s Initial Work.

                2.3           Condition of Premises. Tenant has had an opportunity to inspect the condition of the Premises and agrees to accept the Premises “as is” in their condition existing as of the date of this Lease, without any obligation on the part of Landlord to improve, alter, repair or clean the Premises in any way for Tenant’s occupancy hereunder, except as otherwise expressly provided herein. Notwithstanding the foregoing:

(a)           Landlord shall deliver the Premises and all Building systems and existing improvements in “as is” condition, except that Landlord shall, at Landlord’s sole expense, perform all work necessary to cause the following (collectively, “Landlord’s Work”) to be true as soon as practicable after the Construction Access Date (and in all events prior to the Rent Commencement Date, in all material respects, subject only to completion of punch list items that do not materially impair Tenant’s use of the Premises) and to remain true through the date which is six (6) months after the Rent Commencement Date; provided, however, that to the extent any of the following becomes untrue after delivery of Landlord’s Completion Notice (as defined below) as a result of any modifications or improvements made by Tenant or its contractors (subject to the provisions of Section 2.3(e) below), or as a result of any damage occurring in the course of Tenant’s use or occupancy of the Premises (including [without limitation] damage arising from excessive use, misuse, negligence or willful misconduct by Tenant or its contractors or employees, or as a result of any failure by Tenant to observe reasonable and customary preventive maintenance procedures, or from any other similar cause, but excluding any damage in the nature of ordinary wear and tear, which for purposes of this provision shall be construed to include [without limitation] system or equipment failures, defects or other operational deficiencies to the extent arising or occurring in the course of ordinary use and operation of Building systems and existing improvements in an ordinary and reasonable manner and not attributable to the kinds of aggravating factors listed at the beginning of this parenthetical), then Landlord shall not be responsible for correction of the applicable conditions under this Section 2.3 and the responsibilities of the parties with respect to the repair or correction of the applicable conditions shall instead be governed by Article 8 and any other applicable provisions of this Lease other than this Section 2.3:

(i)        the Building roof shall be in good and watertight condition;

(ii)           the structural elements of the Building and all existing Building systems (including, but not limited to, mechanical, electrical, plumbing and life safety systems), utilities serving the Premises, Building glazing, Building roll-up doors (if any) and other existing improvements in the Premises shall be in good working condition and operable in their current locations (provided that nothing in this subparagraph (ii) shall require Landlord to perform any seismic upgrade of the Building structure which is not otherwise required under applicable law);

(iii)      the walkways, parking lots, driveways and landscaping in the Common Areas shall be in good working condition;

(iv)         the Premises and existing improvements therein, as delivered to Tenant, shall comply and conform with all applicable laws, ordinances, regulations and building codes (including, but not limited to, the Americans with Disabilities Act (“ADA”)). and

(v)           Landlord shall have Substantially Completed construction of those portions of the Service Annex designated for exclusive or shared use by the occupant of the Building, including all systems and improvements reasonably required for the contemplated use thereof, in accordance with Section 2.3(d) below.

To the extent it is not reasonably practicable for Landlord’s Work to be completed by the Construction Access Date, Landlord shall thereafter continue to proceed diligently and with reasonable efforts to complete Landlord’s Work as promptly as practicable thereafter, and Landlord and Tenant shall continue to cooperate reasonably and in good faith with one another (and cause their respective consultants and contractors to cooperate reasonably and in good faith with one another) in the manner described in Section 2.2 above in connection with the concurrent performance of their respective work in the Building. Following Landlord’s written notice to Tenant that Landlord has completed Landlord’s Work and is delivering the Premises and the existing Building systems and improvements in the condition required above in this paragraph (“Landlord’s Completion Notice”), Tenant shall thereafter during the term of this Lease be responsible (subject, however, to any corrective obligations of Landlord as expressly set forth in this Section 2.3) for maintenance, repair and/or replacement of all such systems and improvements to the extent required in accordance with Article 8 hereof. Notwithstanding the preceding sentence, if Landlord’s obligations with respect to Landlord’s Work under this paragraph are violated in any respect, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to correct promptly and diligently, at Landlord’s sole cost, the condition(s) constituting such violation; provided, however, that Tenant’s failure to give such written notice to Landlord regarding any alleged violation within six (6) months after the Rent Commencement Date shall give rise to a conclusive and irrebuttable presumption that Landlord has complied with all Landlord’s obligations under this paragraph. TENANT ACKNOWLEDGES THAT THE WARRANTIES AND/OR OBLIGATIONS CONTAINED IN THIS SECTION 2.3 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION OF THE PREMISES, BUILDING SYSTEMS AND EXISTING IMPROVEMENTS IN THE PREMISES, AND THAT LANDLORD MAKES NO OTHER WARRANTIES EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 2.3.

(b)          As set forth in the Workletter attached hereto as Exhibit B and incorporated herein by this reference (the “Workletter”), Landlord shall provide Tenant with a tenant improvement allowance in the amount of up to Ten Dollars ($10.00) per square foot, equivalent to an aggregate allowance of up to Four Hundred Fifty-Seven Thousand Nine Hundred Forty Dollars ($457,940) (the “Tenant Improvement Allowance”) towards the construction of Tenant Improvements by Tenant in the Premises. Tenant’s construction of such Tenant Improvements shall be governed by the provisions of Article 7 hereof and of the Workletter, and such Tenant Improvements shall be constructed in compliance with all of the provisions thereof (including, without limitation, all conditions relating to Landlord’s approval of plans and specifications), as well as the provisions of this Section 2.3. The Tenant Improvement Allowance shall not be used or useable by Tenant for any moving or relocation expenses of Tenant, or for any cost or expense associated with any moveable furniture, trade fixtures, personal property or any other item or element which, under the applicable provisions of this Lease, will not become Landlord’s property and remain with the Building upon expiration or termination of this Lease. Any portion of the Tenant Improvement Allowance which has not been claimed or drawn by Tenant within two (2) years after the Rent Commencement Date shall expire and shall no longer be available to Tenant thereafter. Additional conditions and procedures relating to the disbursement of the Tenant Improvement Allowance shall be as set forth in the Workletter or as otherwise reasonably prescribed in writing by Landlord. The Tenant Improvement Allowance is provided as part of the basic consideration to Tenant under this Lease and will not result in any rental adjustment or additional rent beyond the rental amounts expressly provided in Section 3.1 hereof, nor shall any expiration of any portion of the Tenant Improvement Allowance as provided above result in any credit against or other adjustment with respect to the rental amounts set forth in Section 3.1 hereof.

(c)   Landlord warrants to Tenant that the Premises as they exist on the date of Landlord’s Completion Notice, but without regard to Tenant’s improvements therein or to the particular use for which Tenant will occupy the Premises, shall not violate any covenants or restrictions of record, and shall comply and conform with all applicable laws, building codes, regulations and ordinances in effect on the date of Landlord’s Completion Notice. Tenant warrants to Landlord that the Tenant Improvements and any other improvements constructed by Tenant from time to time shall comply and conform with all applicable laws, building codes, regulations and ordinances in effect at the time such improvements are placed in service. Without limiting the generality of the foregoing, the parties acknowledge that Landlord shall be responsible for ADA and building code compliance and conformance for all improvements in the Building and Common Areas as they exist on the date of Landlord’s Completion Notice (except to the extent, if any, that the compliance and conformance of such improvements in the Building and/or Common Areas are affected by the improvements constructed by Tenant or by Tenant’s particular use of the Premises) and that Tenant shall be responsible for ADA and building code compliance required in connection with or as a result of improvements constructed by Tenant. If it is determined that any of these warranties has been violated, then it shall be the obligation of the warranting party, after written notice from the other party, to correct the condition(s) constituting such violation promptly, at the warranting party’s sole cost and expense. TENANT ACKNOWLEDGES THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE, NEITHER LANDLORD NOR ANY AGENT OF LANDLORD HAS MADE ANY REPRESENTATION OR WARRANTY AS TO THE PRESENT OR FUTURE SUITABILITY OF THE CENTER OR THE PREMISES FOR THE CONDUCT OF TENANT’S BUSINESS OR PROPOSED BUSINESS THEREIN.

(d)   As part of Landlord’s Work, Landlord shall construct in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules and regulations a combined service yard and loading area and related systems and improvements (collectively, the “Service Annex”) located in the area between the Building and the adjacent building located at 800 Chesapeake Drive (the “Adjacent Building”) and serving both the Building and the Adjacent Building.

(i)            The parties intend that the Service Annex will include (but not necessarily be limited to) appropriate areas for vehicle deliveries, trash and hazardous materials storage, future emergency generator areas, and an elevator suitable for freight/passenger use to serve second floor spaces in the Building and the Adjacent Building, and that the Service Annex will also include areas in which systems and equipment can be installed by or at the request of the respective tenants of the Building and the Adjacent Building to support their occupancy of and operations in the Building and the Adjacent Building, respectively.

(ii)           The approximate location of the Service Annex is shown on the Building Plan. Also shown on the Building Plan are two areas immediately adjacent to the Building, designated respectively as “Chemical Storage Enclosure” (the “Chemical Storage Area”) and “Emergency Generator Enclosure” (the “Emergency Generator Area”), which areas are for the exclusive use of the occupant of the Building and shall be deemed to be part of the Service Annex for purposes of Landlord’s construction obligations under this Section 2.3, but are not enclosed and are therefore not included in the calculation of the square footage of the Premises and/or of the Service Annex for purposes of any formulas or other calculations under this Lease that are based on the square footage of the Premises and/or of the Service Annex.

(iii)          As part of the design and development of the Service Annex, Landlord has designated various portions of the Service Annex for exclusive use by the occupant of the Building, for exclusive use by the occupant of the Adjacent Building, or for shared, nonexclusive use by the occupant of the Building and the occupant of the Adjacent Building. The interior layout of the Service Annex as presently under construction, including Landlord’s designation of shared areas and exclusive-use areas for the Building and the Adjacent Building, respectively, is shown on the Service Annex Plan. Landlord agrees that to the extent Tenant’s operations in the Building do not require installation of HVAC or other mechanical equipment in the area designated as “900 Mechanical Room” on the second floor layout contained in the Service Annex Plan, Tenant may use that exclusive use area for storage or other purposes reasonably ancillary to Tenant’s use and occupancy of the Building, subject to (A) compliance by Tenant, at Tenant’s expense, with all applicable laws, ordinances, regulations and requirements (if any) triggered by the particular nature of such alternative use, including (but not limited to) indicating Tenant’s proposed storage use on its drawings submitted to the City of Redwood City for the Tenant Improvements and obtaining an appropriate permit from the City of Redwood City for any construction work to be performed by Tenant in that area, and (B) Landlord’s prior written approval (which shall not be unreasonably withheld, conditioned or delayed, but may be conditioned upon restoration by Tenant at the termination or expiration of the term of this Lease, to the extent such a condition is contemplated or permitted under Article 7 of this Lease), to the extent Tenant’s proposed storage use involves construction of any improvements that would impair or otherwise be incompatible with use of such area as a mechanical room by any future tenant of the Building, or to the extent Tenant’s proposed storage use involves modification, removal or elimination of Building systems which have been installed by Landlord in such area or which would otherwise customarily be located in that area.

(iv)          The Service Annex as heretofore designed and as already under construction as of the Lease Commencement Date has been determined by Landlord to contain a total of 7,988 square feet, measured from exterior faces of exterior walls and from the interior faces of common walls shared with the Building or the Adjacent Building. For purposes of measuring the square footage of the Premises under this Lease (including, but not limited to, measurements contemplated in Section 3.1(d) below), Landlord has allocated the square footage of the Service Annex between the Building and the Adjacent Building in the manner shown in the Service Annex Plan, and has determined that the portion of the Service Annex square footage allocable to the Building is 4,118 square feet and that the portion allocable to the Adjacent Building is 3,870 square feet, consisting in the case of each respective building of 50% of the square footage of shared use areas and 100% of the square footage of that building’s exclusive use areas. Landlord has shared the plans and square footage allocations for the Service Annex with Tenant, and the parties have mutually approved the foregoing square footage measurements and allocations and agreed that such measurements and allocations shall be final and binding for purposes of this Lease.

(e)           Paragraph 2(b) of the Workletter contains various specific provisions regarding the allocation of certain costs and of certain legal compliance responsibilities between Landlord and Tenant. The provisions of this Section 2.3 with respect to legal compliance responsibilities and expenses are subject to such specific allocation provisions set forth in the Workletter, which provisions are incorporated herein and shall be deemed to be part of this Section 2.3 as if fully set forth herein.

2.4   Acknowledgment of Rent Commencement Date. Promptly following the Rent Commencement Date, Landlord and Tenant shall execute a written acknowledgment of the Rent Commencement Date, Termination Date and related matters, substantially in the form attached hereto as Exhibit C (with appropriate insertions), which acknowledgment shall be deemed to be incorporated herein by this reference. Notwithstanding the foregoing requirement, the failure of either party to execute such a written acknowledgment shall not affect the determination of the Rent Commencement Date, Termination Date and related matters in accordance with the provisions of this Lease.

2.5   Holding Over. If Tenant holds possession of the Premises or any portion thereof after the term of this Lease with Landlord’s written consent, then except as otherwise specified in such consent, Tenant shall become a tenant from month to month at one hundred twenty-five percent (125%) of the minimum rental and otherwise upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than thirty (30) days prior written notice. If Tenant holds possession of the Premises or any portion thereof after the term of this Lease without Landlord’s written consent, then Landlord in its sole discretion may elect (by written notice to Tenant) to have Tenant become a tenant either from month to month or at will, at one hundred fifty percent (150%) of the minimum rental (prorated on a daily basis for an at-will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding over, or may elect to pursue any and all legal remedies available to Landlord under applicable law with respect to such unconsented holding over by Tenant. Tenant shall indemnify and hold Landlord harmless from any loss, damage, claim, liability, cost or expense (including reasonable attorneys’ fees) resulting from any delay by Tenant in surrendering the Premises or any portion thereof, including but not limited to any claims made by a succeeding tenant by reason of such delay. Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

2.6           Options to Extend Term. Tenant shall have the option to extend the term of this Lease, at the minimum rental set forth in Section 3.l (b) or (c) (as applicable) and otherwise upon all the terms and provisions set forth herein with respect to the initial term of this Lease, for up to two (2) additional periods of five (5) years each, the first such period commencing upon the expiration of the initial term hereof and, if such first extension period is duly elected by Tenant, the second such period commencing upon the expiration of the first extended term. Exercise of such option with respect to the first extended term shall be by written notice to Landlord at least nine (9) months and not more than twelve (12) months prior to the expiration of the initial term hereof. Exercise of such option with respect to the second extended term, if the first extended term is duly elected by Tenant, shall be by written notice to Landlord at least nine (9) months and not more than twelve (12) months prior to the expiration of the first extended term. If Tenant is in default hereunder, beyond any applicable notice and cure periods, on the date of such notice or on the date the applicable extended term is to commence, then the exercise of the applicable option shall be of no force or effect, the applicable extended term shall not commence and this Lease shall expire at the end of the then current term hereof (or at such earlier time as Landlord may elect pursuant to the default provisions of this Lease). If Tenant properly exercises one or both extension options under this Section, then all references in this Lease (other than in this Section 2.6) to the “term” of this Lease shall be construed to include the extension term(s) thus elected by Tenant. Except as expressly set forth in this Section 2.6, Tenant shall have no right to extend the term of this Lease beyond its prescribed term.

3. RENTAL
3.1           Minimum Rental.

(a)           Rental Amounts. Tenant shall pay to Landlord as minimum rental for the Premises, in advance, without deduction, offset, notice or demand, on or before the Rent Commencement Date and on or before the first day of each subsequent calendar month of the initial term of this Lease, the following amounts per month (subject to adjustment under Section 3.1(d) below, if applicable):

	Approx.	Monthly
Months	PSF/mo	Minimum Rental

01 - 12	$2.200	$ 100,746.80
13 - 24	$2.277	$ 104,272.94
25 - 36	$2.357	$ 107,922.49
37 - 48	$2.439	$ 111,699.78
49 - 60	$2.525	$ 115,609.27
61 - 72	$2.613	$ 119,655.59
73 - 84	$2.704	$ 123,843.54
85 - 96	$2.799	$ 128,178.06
97 - 108	$2.897	$ 132,664.30
109 - 120	$2.998	$ 137,307.55

If the obligation to pay minimum rental hereunder for the initial term or for any renewal term commences on other than the first day of a calendar month or if the initial term or any renewal term of this Lease terminates on other than the last day of a calendar month, the minimum rental for such first or last month of the applicable initial or renewal term of this Lease, as the case may be, shall be prorated based on the number of days the applicable term of this Lease is in effect during such month. If an increase in minimum rental becomes effective on a day other than the first day of a calendar month, the minimum rental for that month shall be a blend of the two applicable rates, each prorated for the portion of the month during which such rate is in effect.

(b)           Rental Amounts During First Extended Term. If Tenant properly exercises its first renewal option pursuant to Section 2.6 hereof, then the monthly minimum rental during the first extended term shall be as follows:

	Approx.	Monthly
Months	PSF/mo	Minimum Rental

01 - 12	$3.103	$ 142,113.31
13 - 24	$3.212	$ 147,087.28
25 - 36	$3.324	$ 152,235.33
37 - 48	$3.441	$ 157,563.57
49 - 60	$3.561	$ 163,078.29

(c)           Rental Amounts During Second Extended Term. If Tenant properly exercises its second renewal option pursuant to Section 2.6 hereof, then the monthly minimum rental during the second extended term shall be as follows:

	Approx.	Monthly
Months	PSF/mo	Minimum Rental

01 - 12	$3.686	$ 168,786.03
13 - 24	$3.815	$ 174,693.54
25 - 36	$3.948	$ 180,807.82
37 - 48	$4.086	$ 187,136.09
49 - 60	$4.230	$ 193,685.86

(d)           Square Footage of Premises. The Building was fully constructed prior to the date of this Lease, has been measured by Landlord’s Architect and, applying the measurement formula customarily used by Landlord to measure square footage of buildings in the Center, has been determined to contain 41,675 square feet, which measurement is final and binding on the parties, is hereby accepted by the parties for all purposes under this Lease and is not subject to remeasurement or adjustment. The square footage of the Premises, for all purposes under this Lease (including, without limitation, calculation of minimum rental payments under Sections 3.1(a) through (c), calculation of the Tenant Improvement Allowance, and calculation of Tenant’s Operating Cost Share under Article 5), shall consist of the sum of such Building square footage and the Service Annex square footage of 4,119 square feet allocated to the Building pursuant to Section 2.3(d)(iv) above, for a total of 45,794 square feet for the Premises (excluding the Chemical Storage Area and the Emergency Generator Area, as provided in Section 2.3(d) above). Such total square footage measurement is final and binding on the parties, is hereby accepted by the parties for all purposes under this Lease and is not subject to remeasurement or adjustment.

3.2           Late Charge. If Tenant fails to pay when due rental or other amounts due Landlord hereunder, such unpaid amounts shall bear interest for the benefit of Landlord at a rate equal to the lesser of ten percent (10%) per annum or the maximum rate permitted by law, from the date due to the date of actual payment. In addition to such interest, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of any installment of minimum rental and any other amounts due Landlord if not paid in full on or before the fifth (5th) day after such rental or other amount is due; provided, however, that for the first instance of late payment during any period of twelve (12) consecutive calendar months during the term of this Lease, Tenant shall not be required to pay such late charge unless Tenant has failed to pay the past-due amount within three (3) days after Landlord has given Tenant written notice that such amount is past due. Tenant acknowledges that late payment by Tenant to Landlord of rental or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, including, without limitation, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any loan relating to the Center. Tenant further acknowledges that it is extremely difficult and impractical to fix the exact amount of such costs and that the late charge set forth in this Section 3.2 represents a fair and reasonable estimate thereof. Acceptance of any late charge by Landlord shall not constitute a waiver of Tenant’s default with respect to overdue rental or other amounts, nor shall such acceptance prevent Landlord from exercising any other rights and remedies available to it. Acceptance of rent or other payments by Landlord shall not constitute a waiver of late charges or interest accrued with respect to such rent or other payments or any prior installments thereof, nor of any other defaults by Tenant, whether monetary or non-monetary in nature, remaining uncured at the time of such acceptance of rent or other payments.

4. TAXES

4.1   Personal Property. From and after the Rent Commencement Date (or, in the case of items brought onto the Property by Tenant prior to the Rent Commencement Date, from and after the date such items are brought onto the Property by Tenant), Tenant shall be responsible for and shall pay prior to delinquency all taxes and assessments levied against or by reason of any and all alterations, additions and items existing on or in the Premises from time to time during the term of this Lease and taxed as personal property rather than as real property, including (but not limited to) all personal property, trade fixtures and other property placed by Tenant on or about the Premises. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant’s payment thereof. If at any time during the term of this Lease any of said alterations, additions or personal property, whether or not belonging to Tenant, shall be taxed or assessed as part of the Center, then such tax or assessment shall be paid by Tenant to Landlord within fifteen (15) days after presentation by Landlord of copies of the tax bills in which such taxes and assessments are included and shall, for the purposes of this Lease, be deemed to be personal property taxes or assessments under this Section 4.1.

4.2   Real Property. To the extent any real property taxes and assessments on the Premises are assessed directly to Tenant, Tenant shall be responsible for and shall pay prior to delinquency all such taxes and assessments levied against the Premises. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant’s payment thereof. To the extent the Premises are taxed or assessed to Landlord following the Rent Commencement Date, such real property taxes and assessments shall constitute Operating Expenses (as that term is defined in Section 5.2 of this Lease) and shall be paid in accordance with the provisions of Article 5 of this Lease. Notwithstanding the foregoing provisions, if real property taxes and assessments on the Service Annex are assessed directly to Tenant (which the parties do not expect to be the case), Tenant shall only be required to bear a share of such Service Annex taxes and assessments proportional to the percentage of square footage of the Service Annex that is allocated to the Building, and Landlord shall reimburse Tenant or cause Tenant to be reimbursed for the portion of such Service Annex taxes and assessments allocable to the Adjacent Building.

5. OPERATING EXPENSES

5.1           Payment of Operating Expenses.

(a)            Tenant shall pay to Landlord, at the time and in the manner hereinafter set forth, as additional rental, Tenant’s Operating Cost Share of the Operating Expenses defined in Section 5.2, subject to adjustment pursuant to Section 5.1(b) when applicable. For purposes of this Section 5.1, “Tenant’s Operating Cost Share” shall be: (i) in the case of Operating Expenses that are reasonably allocable solely to the Building, one hundred percent (100%); (ii) in the case of Operating Expenses that are reasonably attributable to the Service Annex, fifty-one and fifty-six hundredths percent (51.56%) a percentage amount equal to the percentage of the total square footage of the Service Annex that is included in the Premises pursuant to

Section 2.3(d) and Section 3.1(d) above; and (iii) in the case of Operating Expenses that are determined and allocated on a Center-wide basis, seven and twenty-eight hundredths percent (7.28%).

(b)          Tenant’s Operating Cost Share as specified in Section 5.1(a) with respect to matters allocable to the entire Center is based upon an area of 45,794 square feet for the Premises and upon an aggregate area of 628,867 square feet for all of the buildings presently located in the Center. Tenant’s Operating Cost Share as specified in Section 5.1(a) with respect to matters reasonably attributable to the Service Annex is based upon 4,119 square feet of the Service Annex being allocated to the Building and upon a total square footage of 7,988 square feet for the Service Annex. If the actual area of the Premises or of any of the buildings existing from time to time in the Center changes for any reason (including, but not limited to, modification of existing buildings, construction of new buildings in the Center, or construction of new buildings on any adjacent property owned by Landlord and operated, for common area purposes, on an integrated basis with the Center), then Tenant’s Operating Cost Share shall be adjusted proportionately to reflect the new actual areas of the Premises and/or such other buildings, as applicable, as determined reasonably and in good faith by Landlord’s architect on the same basis of measurement as applied in determining the existing square footage of the Building.

5.2           Definition of Operating Expenses.

(a)           Subject to the exclusions and provisions hereinafter contained and the allocation principles set forth in Section 5.1, the term “Operating Expenses” shall mean, without duplication, all costs and expenses actually incurred by Landlord for management, operation and maintenance of the Building and the Center, including, without limitation, costs and expenses of (i) insurance (which may include, at Landlord’s option, environmental and seismic insurance as part of or in addition to any casualty or property insurance policy), property management, landscaping, and the operation, repair and maintenance of buildings and Common Areas; (ii) all utilities and services; (iii) real and personal property taxes and assessments or substitutes therefor levied or assessed against the Center or any part thereof, including (but not limited to) any possessory interest, use, business, license or other taxes or fees, any taxes imposed directly on gross rents or services, any assessments or charges for police or fire protection, housing, transit, open space, street or sidewalk construction or maintenance or other similar services from time to time by any governmental or quasi-governmental entity, and any other new taxes on landlords in addition to taxes now in effect (except that assessments which are permitted to be paid over a period of time and are customarily paid over such a period shall be includable in Operating Expenses on a current basis as if they were paid over the full period for which such installments would customarily be paid); (iv) supplies, equipment, utilities and tools used in management, operation and maintenance of the Center; (v) capital improvements to the Center or the improvements therein, amortized over the useful life of such capital improvements as determined reasonably and in good faith by Landlord’s accountants on the basis of generally accepted accounting principles, consistently applied, or on the basis of applicable tax accounting principles, (aa) which reduce or will cause future reduction of other items of Operating Expenses for which Tenant is otherwise required to contribute or (bb) which are required by law, ordinance, regulation or order of any governmental authority (excluding, however, any such expenses incurred by Landlord in complying with Landlord’s obligations under Section 2.3 above) or (cc) of which Tenant has use or which benefit Tenant, and which in either event are reasonably consistent with the nature and quality of the Center as a first-class office and research and development campus, or (dd) which constitute capital repairs or replacements made by Landlord pursuant to Landlord’s responsibilities under Section 8.1(a) hereof; and (vi) any other costs (including, but not limited to, any parking or utilities fees or surcharges not otherwise specifically addressed elsewhere in this Lease) allocable to or paid by Landlord, as owner of the Center, pursuant to any applicable laws, ordinances, regulations or orders of any governmental or quasi-governmental authority or pursuant to the terms of the Master Declaration (as hereinafter defined) or of any other declarations of covenants, conditions and restrictions now or hereafter affecting the Center or any other property over which Tenant has non-exclusive usage rights as contemplated in Section 1.1(b) hereof. Operating Expenses shall not include any costs attributable to the initial construction of buildings or Common Area improvements in the Center, nor any costs attributable to buildings the square footage of which is not taken into account in determining Tenant’s Operating Cost Share under Section 5.1 for the applicable period. The distinction between items of ordinary operating maintenance and repair and items of a capital nature shall be made in accordance with generally accepted accounting principles applied on a consistent basis or in accordance with tax accounting principles, as determined reasonably and in good faith by Landlord’s accountants.

(b)           Notwithstanding any other provisions of this Section 5.2, the following shall not be included within Operating Expenses: (i) rent paid to any ground lessor; (ii) the cost of constructing tenant improvements for any other tenant of the Center; (iii) the costs of special services, goods or materials provided to any other tenant of the Center and not offered or made available to Tenant; (iv) repairs covered by proceeds of insurance or from funds provided by Tenant or any other tenant of the Center, or as to which any other tenant of the Center is obligated to make such repairs or to pay the cost thereof; (v) legal fees, advertising costs or other related expenses incurred by Landlord in connection with the leasing of space to individual tenants of the Center; (vi) repairs, alterations, additions, improvements or replacements needed to rectify or correct any defects in the design, materials or workmanship of the Building, the Center or the Common Areas; (vii) damage and repairs necessitated by the negligence or willful misconduct of Landlord or of Landlord’s employees, contractors or agents; (viii) executive salaries or salaries of service personnel to the extent that such personnel perform services other than in connection with the management, operation, repair or maintenance of the Building or the Center; (ix) Landlord’s general overhead expenses not related to the Building or the Center; (x) legal fees, accountants’ fees and other expenses incurred in connection with disputes with tenants or other occupants of the Center, or in connection with the enforcement of the terms of any leases with tenants or the defense of Landlord’s title to or interest in the Center or any part thereof; (xi) costs incurred due to a violation by Landlord or any other tenant of the Center of the terms and conditions of any lease; (xii) costs of any service provided to Tenant or to other occupants of the Center for which Landlord is reimbursed other than through recovery of Operating Expenses; (xiii) personal property taxes due and payable by any other tenant of the Center; (xiv) costs incurred by Landlord in connection with an event of casualty or condemnation governed by Article 13 of this Lease (including, but not limited to, any applicable deductible and/or coinsurance amounts under applicable insurance policies with respect to any seismic event); (xv) taxes or assessments in the nature of a tax on Landlord’s net income, or in the nature of an inheritance, gift, estate or death tax; (xvi) costs to comply with Landlord’s obligations under Section 2.3 of this Lease; (xvii) costs incurred in connection with the presence of any hazardous substance or hazardous waste (as such terms are defined in Section 9.6) on, under or about the Property or the Center (but in the event of any use or release of such a hazardous substance or hazardous waste by Tenant or related parties as described in Section 9.6, Tenant’s responsibility therefor shall be determined pursuant to Section 9.6); (xviii) interest, charges and fees incurred on debt; (xix) costs in the nature of depreciation, amortization or other expense reserves, except in connection with any amortization of capital expenditures that is expressly authorized under any provision of this Lease; (xx) wages, compensation and labor burden for any employee not stationed at the Center on a substantially full-time basis; (xxi) costs incurred in connection with any construction of additional buildings in the Center or any expansion of existing buildings in the Center, including (but not limited to) any costs to build any parking structure required to accommodate any necessary additional parking; (xxii) property management fees to the extent they exceed, for any applicable period, three percent (3%) of the minimum rent payable under this Lease for the same period (provided that during the period, if any, from February 1, 2007 until the Rent Commencement Date, the foregoing limitation shall be applied using a deemed minimum rental amount at the monthly rate that will become payable immediately after the Rent Commencement Date); and (xxiii) costs or expenditures for capital repairs, replacements and improvements (as determined pursuant to Section 5.2(a) above) in excess of the amortized amounts which are expressly authorized to be included as Operating Expenses under the provisions of clause (v) of Section 5.2(a) above or under any other applicable provision of this Lease.

5.3           Determination of Operating Expenses. On or before February 1, 2007, and during the last month of each calendar year of the term of this Lease (“Expense Year”), or as soon thereafter as practical, Landlord shall provide Tenant notice of Landlord’s estimate of the Operating Expenses for the ensuing Expense Year or applicable portion thereof. On or before February 1, 2007 and on or before the first day of each subsequent month during the term of this Lease, Tenant shall pay to Landlord Tenant’s Operating Cost Share of the portion of such estimated Operating Expenses allocable (on a prorata basis) to such month; provided, however, that if such notice is not given in the last month of an Expense Year, Tenant shall continue to pay on the basis of the prior year’s estimate, if any, until the month after such notice is given. If at any time or times it appears to Landlord that the actual Operating Expenses for an Expense Year will vary from Landlord’s previous estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for the applicable Expense Year and subsequent payments by Tenant for such Expense Year shall be based upon such revised estimate.

5.4           Final Accounting for Expense Year.

(a)           Within ninety (90) days after the close of each Expense Year, or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of Tenant’s Operating Cost Share of the Operating Expenses for such Expense Year prepared by Landlord from Landlord’s books and records. If on the basis of such statement Tenant owes an amount that is more or less than the estimated payments for such Expense Year previously made by Tenant, Tenant or Landlord, as the case may be, shall pay the deficiency to the other party within thirty (30) days after delivery of the statement. Failure or inability of Landlord to deliver the annual statement within such ninety (90) day period shall not impair or constitute a waiver of Tenant’s obligation to pay Operating Expenses, or cause Landlord to incur any liability for damages.

(b)           At any time within three (3) months after receipt of Landlord’s annual statement of Operating Expenses as contemplated in Section 5.4(a), Tenant shall be entitled, upon reasonable written notice to Landlord and during normal business hours at Landlord’s office or such other places as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the determination of Operating Expenses for the immediately preceding Expense Year covered by such annual statement or, if Tenant so elects by written notice to Landlord, to request an independent audit of such books and records. Any such independent audit of the books and records shall be conducted by a certified public accountant reasonably acceptable to both Landlord and Tenant or, if the parties are unable to agree, by a certified public accountant appointed by the Presiding Judge of the San Mateo County Superior Court upon the application of either Landlord or Tenant (with notice to the other party). In either event, such certified public accountant shall be one who is not then employed in any capacity by Landlord or Tenant or by any of their respective affiliates. The audit shall be limited to the determination of the amount of Operating Expenses for the subject Expense Year, and shall be based on generally accepted accounting principles and tax accounting principles, consistently applied. If it is determined, by mutual agreement of Landlord and Tenant or by independent audit, that the amount of Operating Expenses billed to or paid by Tenant for the applicable Expense Year was incorrect, then the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days after the final determination of such deficiency or overpayment. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Expenses for the subject Expense Year by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit. Tenant shall be deemed to have approved Landlord’s annual statement of Operating Expenses, and shall be barred from raising any claims regarding Operating Expenses for the period covered by such annual statement, except to the extent Tenant specifically identifies any objections or claims based on such annual statement, in reasonable detail, by written notice to Landlord within four (4) months after Tenant’s receipt of the applicable annual statement. To the extent Tenant provides Landlord with timely written notice of any such objections or claims, Landlord and Tenant shall cooperate reasonably and in good faith to try to resolve the objections or claims raised by Tenant, which cooperation may include the use of an independent audit initiated by Tenant as contemplated above. Each party agrees to maintain the confidentiality of the findings of any audit in accordance with the provisions of this Section 5.4.

5.5           Proration. If the date on which Tenant’s obligation for payment of Tenant’s Operating Cost Share commences falls on a day other than the first day of an Expense Year or if this Lease terminates on a day other than the last day of an Expense Year, then the amount of Operating Expenses payable by Tenant with respect to such first or last partial Expense Year shall be prorated on the basis which the number of days during such Expense Year in which this Lease is in effect bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 5.4 to be performed after such termination.

6. UTILITIES

6.1           Payment. Commencing with the Construction Access Date and thereafter throughout the term of this Lease (including the early possession period under Section 2.2 above), Tenant shall pay, before delinquency, all charges for water, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or with respect to the Premises (other than any costs for water, electricity or other services or utilities furnished with respect to the Common Areas, which costs shall be paid by Landlord and shall constitute Operating Expenses under Section 5.2 hereof), including any taxes on such services and utilities. It is the intention of the parties that all such services shall be separately metered to the Premises. In the event that any utilities or services supplied to the Premises are not separately metered, then the amount thereof shall be allocated in a reasonable, good faith and appropriate manner by Landlord between the Premise and the other buildings, premises or areas sharing such utilities or services, and the portion thereof allocable to the Building may, in Landlord’s discretion, either be included in Operating Expenses allocable to the Building under Section 5.1 hereof or be billed directly to Tenant and paid or reimbursed by Tenant within ten (10) business days after receipt of Landlord’s statement and request for payment, accompanied by reasonable supporting documentation evidencing the calculation or determination of the amount for which payment or reimbursement is requested. Notwithstanding the foregoing provisions, during any portion of the period prior to the Rent Commencement Date in which Landlord is performing repairs or construction of improvements in the Premises, (a) if Tenant is neither operating its business in the Premises nor performing any material construction of improvements in the Premises, Landlord shall bear all utilities charges for the Premises; and (b) if Tenant is operating its business in the Premises and/or performing any material construction of improvements in the Premises, utilities charges for the Premises shall be allocated between Landlord and Tenant on the basis of a reasonable, good faith estimate of their respective usage of such utilities.

6.2           Interruption. There shall be no abatement of rent or other charges required to be paid hereunder and Landlord shall not be liable in damages or otherwise for interruption or failure of any service or utility furnished to or used with respect to the Premises, the Building or the Center because of accident, making of repairs, alterations or improvements, severe weather, difficulty or inability in obtaining services or supplies, labor difficulties or any other cause. Notwithstanding the foregoing provisions of this Section 6.2, however in the event of any interruption or failure of any service or utility to the Premises that (a) is caused in whole or in material part by the active negligence or willful misconduct of Landlord or its agents, employees or contractors and (b) continues for more than three (3) business days and (c) materially impairs Tenant’s ability to use the Premises for the intended purpose hereunder, then following such three (3) business day period, Tenant’s obligations for payment of rent and other charges under this Lease shall be abated in proportion to the degree of impairment of Tenant’s use of the Premises, and such abatement shall continue until Tenant’s use of the Premises is no longer materially impaired thereby. Tenant expressly waives any benefits of any applicable existing or future law (including, but not limited to, the provisions of California Civil Code Section 1932(1)) permitting the termination of a lease due to any such interruption or failure of any service or utility, it being the intention of the parties that their respective rights in such circumstances shall be governed solely by the provisions of this Section 6.2.

7. ALTERATIONS; SIGNS

7.1           Right to Make Alterations. Tenant shall make no alterations, additions or improvements to the Premises, other than interior non-structural alterations in the Premises costing less than (i) Twenty-Five Thousand Dollars ($25,000) for any single alteration or improvement or set of related and substantially concurrent alterations or improvements, and (ii) Fifty Thousand Dollars ($50,000) in the aggregate during any twelve (12) month period, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All such alterations, additions and improvements shall be completed with due diligence in a good and workmanlike manner, in compliance with plans and specifications approved in writing by Landlord and in compliance with all applicable laws, ordinances, rules and regulations, and to the extent Landlord’s consent is not otherwise required hereunder for such alterations, additions or improvements, Tenant shall give prompt written notice thereof to Landlord. Tenant shall cause any contractors engaged by Tenant for work in the Building or in the Center to maintain public liability and property damage insurance, and other customary insurance, with such terms and in such amounts as Landlord may reasonably require, naming as additional insureds Landlord and any of its partners, shareholders, property managers, project managers and lenders designated by Landlord for this purpose, and shall furnish Landlord with certificates of insurance or other evidence that such coverage is in effect. Notwithstanding any other provisions of this Section 7.1, under no circumstances shall Tenant make any structural alterations or improvements, or any changes to the roof or equipment installations on the roof, or any alterations materially affecting any building systems, without Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

7.2           Title to Alterations. All alterations, additions and improvements installed by Tenant in, on or about the Premises, the Building or the Center (including, but not limited to, lab benches, fume hoods, clean rooms, cold rooms and other similar improvement and equipment) shall become part of the Property and shall become the property of Landlord, unless Landlord elects to require Tenant to remove the same upon the termination of this Lease; provided, however, that the foregoing (i) shall not apply to Tenant’s movable furniture, equipment and trade fixtures, except to the extent any such items are specifically described in the parenthetical in the initial portion of this sentence, and (ii) shall not apply to any portable clean rooms (i.e., clean rooms that are designed to be portable or removable in nature and can be installed and removed without any material adverse impact on the existing improvements and Building systems in the Building) which are installed by Tenant without any use of funds from the Tenant Improvement Allowance and which are either leased from non-affiliated third parties or owned by Tenant, but (iii) shall apply to all clean rooms and other improvements described in the initial portion of this sentence, whether or not designed to be portable or removable, to the extent such clean rooms or other improvements are constructed, acquired or installed using any funds from the Tenant Improvement Allowance. Tenant shall promptly repair any damage caused by its removal of any such furniture, equipment or trade fixtures.

(a)           Notwithstanding any other provisions of this Article 7, (i) under no circumstances shall Tenant have any right to remove from the Premises or the Building, at the expiration or termination of this Lease, any lab benches, fume hoods, clean rooms, cold rooms or other similar improvements and equipment installed in the Building, even if such equipment and improvements were installed by Tenant (other than portable or removable clean rooms described in clause (ii) of the initial portion of Section 7.2 above); (ii) under no circumstances shall Tenant have any right to remove from the Premises or the Building, at the expiration or termination of this Lease, any alterations, additions, improvements or equipment acquired, constructed or installed with the use, in whole or in part, of any funds from the Tenant Improvement Allowance; (iii) if Tenant requests Landlord’s written consent to any alterations, additions or improvements under Section 7.1 hereof and, in requesting such consent, asks that Landlord specify whether Landlord will require removal of such alterations, additions or improvements upon termination or expiration of this Lease, then Landlord shall not be entitled to require such removal unless Landlord specified its intention to do so at the time of granting of Landlord’s consent to the requested alterations, additions or improvements; and (iv) Landlord shall not be entitled to require removal of any element of the Tenant Improvements initially constructed by Tenant pursuant to the Workletter upon termination or expiration of this Lease, except to the extent (if any) that Landlord’s approval of such element of the initial Tenant Improvements under the Workletter was expressly conditioned upon Tenant’s agreement to remove the same upon termination or expiration of this Lease. For purposes of clause (iv) of the preceding sentence, (x) the parties acknowledge that Landlord’s approval of Tenant Improvements under the Workletter generally may not be unreasonably withheld, conditioned or delayed; (y) the parties further acknowledge and agree that it may be reasonable for Landlord to condition its approval of specific elements of the Tenant Improvements upon Tenant’s agreement to remove the same upon termination or expiration of this Lease if Landlord believes reasonably and in good faith that the functionality and marketability of the Premises for purposes of re-leasing to a successor tenant would be materially and adversely affected by the presence of such specific elements; and (z) the parties further acknowledge and agree that unless Landlord reasonably believes in good faith that the functionality and marketability of the Premises for purposes of releasing to a successor tenant would be materially and adversely affected by the presence of such specific element, Landlord shall not condition its approval of such element upon Tenant’s agreement to remove the same upon termination or expiration of this Lease.

(b)           Notwithstanding any other provisions of this Article 7, (i) it is the intention of the parties that Landlord shall be entitled to claim all tax attributes associated with alterations, additions, improvements and equipment constructed or installed by Tenant or Landlord with funds provided by Landlord pursuant to the Tenant Improvement Allowance; and (ii) it is the intention of the parties that Tenant shall be entitled to claim, during the term of this Lease, all tax attributes associated with alterations, additions, improvements and equipment constructed or installed by Tenant with Tenant’s own funds (and without any payment or reimbursement by Landlord pursuant to the Tenant Improvement Allowance), despite the fact that the items described in this clause (ii) are characterized in this Section 7.2 as becoming Landlord’s property upon installation, in recognition of the fact that Tenant will have installed and paid for such items, will have the right of possession of such items during the term of this Lease and will have the obligation to pay (directly or indirectly) property taxes on such items, carry insurance on such items to the extent provided in Article 10 hereof and bear the risk of loss with respect to such items to the extent provided in Article 13 hereof. If and to the extent it becomes necessary, in implementation of the foregoing intentions, to identify (either specifically or on a percentage basis, as may be required under applicable tax laws) which alterations, additions, improvements and equipment constructed as part of the Tenant Improvements have been funded through the Tenant Improvement Allowance and which (if any) have been constructed or installed with Tenant’s own funds, Landlord and Tenant agree to cooperate reasonably and in good faith to make such an identification by mutual agreement.

(c)           Nothing in this Section 7.2 or in Section 7.1 above shall prohibit Tenant from altering, relocating or removing during the term of this Lease the Tenant Improvements or any other alterations, additions or improvements installed by Tenant, whether or not the same were initially funded in whole or in part through the Tenant Improvement Allowance, subject to the following:

(i)            The Landlord consent requirements set forth in Section 7.1 above shall remain applicable to any such alteration, relocation or removal of improvements by Tenant in accordance with their terms; and

(ii)           Landlord’s prior written consent shall in all events be required for any alteration, relocation or removal of any improvements funded in whole or in part through the Tenant Improvement Allowance. Such written consent under this subparagraph (ii) shall not be unreasonably withheld, conditioned or delayed, but the parties expressly acknowledge that Landlord may reasonably condition its consent to any such alteration, relocation or removal of improvements funded in whole or in part through the Tenant Improvement Allowance (A) upon Tenant’s agreement to restore such improvements, upon termination or expiration of this Lease, to the nature and condition that existed prior to such alteration, relocation or removal and (B) if the reasonably estimated aggregate cost of restoration of all improvements that Tenant is required to restore pursuant to this Section 7.2(c)(ii) upon termination or expiration of this Lease exceeds $250,000, upon Tenant’s provision to Landlord of a letter of credit, bond or other security for the performance of such restoration obligation pursuant to the preceding clause (A), the amount of which security shall be not less than the estimated aggregate cost of restoration of the applicable improvements as described above, and the nature (if other than a letter of credit or bond) and terms of which security shall be reasonably satisfactory to Landlord.

7.3          Tenant Trade Fixtures. Subject to the third sentence of Section 7.2 and to Section 7.5, Tenant may install, remove and reinstall trade fixtures without Landlord’s prior written consent, except that installation and removal of any trade fixtures which are affixed to the Building or which affect the Building systems or the exterior or structural portions of the Building shall require Landlord’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Subject to the provisions of Section 7.5, the foregoing shall apply to Tenant’s signs, which Tenant shall have the right to place and remove and replace (a) only with Landlord’s prior written consent as to location, size and composition, which consent shall not be unreasonably withheld, conditioned or delayed, and (b) only in compliance with all restrictions and requirements of applicable law and of any covenants, conditions and restrictions or other written agreements now or hereafter applicable to the Center. Tenant shall immediately repair any damage caused by installation and removal of trade fixtures under this Section 7.3.

7.4          No Liens. Tenant shall at all times keep the Building and the Center free from all liens and claims of any contractors, subcontractors, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Building or the Center. Tenant may contest any claim of lien, but only if, prior to such contest, Tenant either (i) posts security in the amount of the claim, plus estimated costs and interest, or (ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the Building and the Center. Tenant shall indemnify, defend and hold Landlord harmless against any and all liability, loss, damage, cost and other expenses, including, without limitation, reasonable attorneys’ fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under Tenant.

7.5           Signs. Without limiting the generality of the provisions of Section 7.3 hereof, Tenant shall have the right to install, at Tenant’s expense, (a) signage substantially equivalent to that maintained by the preceding tenant of the Premises and (b) to the extent not already covered by the foregoing clause (a), a monument sign and other additional exterior signage (if any) generally similar to signage presently existing for other tenants on other buildings in the Center, subject in each instance to Landlord’s prior approval as to location, size, design and composition (which approval shall not be unreasonably withheld or delayed), to any reasonable sign criteria promulgated by Landlord for the Center from time to time, and to all restrictions and requirements of applicable law and of any covenants, conditions and restrictions now or hereafter applicable to the Center. Landlord has advised Tenant that exterior building wall signage is not presently used or permitted in the Center.

8. MAINTENANCE AND REPAIRS

8.1           Landlord’s Obligation for Maintenance.

(a)           Repairs and Maintenance. Landlord shall repair and maintain or cause to be repaired and maintained the Common Areas of the Center; the roof, exterior walls and other structural portions of the Building and Service Annex; and the shared-use areas of the Service Annex, except to the extent Landlord enters into an alternative arrangement with Tenant and the tenant of the Adjacent Building regarding janitorial and/or other repair and maintenance services relating to such shared-use areas. The cost of all work performed by Landlord under this Section 8.1 shall be an Operating Expense hereunder, except to the extent such work (i) is required due to the negligence of Landlord; (ii) involves the repair or correction of a condition or defect that Landlord is required to correct pursuant to Section 2.3 hereof; (iii) is a capital expense not includible (or in excess of the amounts includible on an amortized basis) as an Operating Expense under Section 5.2 hereof, or is otherwise expressly excluded from treatment as an Operating Expense under any other applicable provision of Section 5,2 hereof; (iv) results from an event of casualty or condemnation covered by Article 13 hereof (in which event the provisions of such Article 13 shall govern the parties’ respective rights and obligations); or (v) is required due to the negligence or willful misconduct of Tenant or its agents, employees or invitees (in which event Tenant shall bear the full cost of such work pursuant to the indemnification provided in Section 10.6 hereof, subject to the release set forth in Section 10.4 hereof). Tenant knowingly and voluntarily waives the right to make repairs at Landlord’s expense (except as specifically provided in paragraph (b) below), or to offset the cost thereof against rent, under any law, statute, regulation or ordinance now or hereafter in effect.

(b)           Tenant’s Remedy. If (i) Landlord fails to perform promptly any repair, maintenance or replacement required to be performed by Landlord on the Building or Premises (including the portions of the Service Annex designated for exclusive use by the occupant of the Building, but excluding the shared-use areas of the Service Annex) under Section 8.1(a) and (ii) such failure creates a material risk to health and safety or a material risk of damage to property or a material impairment of Tenant’s ability to conduct its business in the Premises and (iii) such failure continues for more than thirty (30) days after Tenant gives Landlord written notice of such failure (or, if such repairs or maintenance cannot reasonably be performed within such 30-day period, then if Landlord fails to commence performance within such 30-day period and thereafter to pursue such performance diligently to completion), then Tenant shall have the right to perform such repairs or maintenance and Landlord shall reimburse Tenant for the reasonable cost thereof within fifteen (15) days after written notice from Tenant of the completion and cost of such work, accompanied by copies of invoices or other documentation reasonably supporting the costs for which Tenant is requesting reimbursement. Under no circumstances, however, shall Tenant have any right to offset or deduct the cost of any such work against rent or other charges falling due from time to time under this Lease.

        8.2   Tenant’s Obligation for Maintenance.

(a)           Good Order, Condition and Repair. Except as provided in Section 8.1 hereof, and subject to the provisions of Article 13 hereof (which shall be controlling in the event of any casualty or condemnation covered by such Article 13) and to Landlord’s obligations under Section 2.3 hereof, Tenant at its sole cost and expense shall keep and maintain in good and sanitary order, condition and repair the Premises and every part thereof, wherever located (excluding the shared-use areas of the Service Annex, subject to Section 8.1 above, but including any and all portions of the Service Annex designated for exclusive use by the occupant of the Building), including but not limited to the signs, interior, ceiling, electrical system, plumbing system, telephone and communications systems serving the Premises, the HVAC equipment and related mechanical systems serving the Premises (for which equipment and systems Tenant shall enter into a service contract with a person or entity approved by Landlord, such approval not to be unreasonably withheld or delayed), all doors, door checks, windows, plate glass, door fronts, exposed plumbing and sewage and other utility facilities, fixtures, lighting, wall surfaces, floor surfaces and ceiling surfaces of the Premises and all other interior repairs, foreseen and unforeseen, with respect to the Premises, as required. To the extent Landlord has any third-party warranties or service contracts on any improvements or systems in the Premises which are Tenant’s obligation to maintain during the term of this Lease, Landlord agrees to assign such warranties or service contracts to Tenant, to the extent practicable, and to use reasonable efforts to enforce for Tenant’s benefit (and at Tenant’s expense) any such warranties or service contracts which it is not practicable to assign to Tenant.

(b)           Landlord’s Remedy. If Tenant fails to make or perform promptly any repairs or maintenance which are the obligation of Tenant hereunder and such failure continues for more than ten (10) days after written notice from Landlord specifying the required repairs(except in case of emergency, in which event no such prior notice shall be required, and except that in the case of repairs or maintenance which cannot reasonably be performed within such 10-day period, the provisions of this paragraph shall apply only if Tenant fails to commence performance within such 10-day period and thereafter to pursue such performance diligently to completion), Landlord shall have the right, but shall not be required, to enter the Premises and make the repairs or perform the maintenance necessary to restore the Premises to good and sanitary order, condition and repair. Immediately on demand from Landlord, the cost of such repairs shall be due and payable by Tenant to Landlord.

(c)           Condition upon Surrender. At the expiration or sooner termination of this Lease, Tenant shall surrender the Premises and Building and the improvements located therein, including any additions, alterations and improvements thereto (except for items which Tenant is permitted and elects to remove, or is required to remove, pursuant to the provisions of this Lease), broom clean, in good and sanitary order, condition and repair, ordinary wear and tear and casualty damage (the latter of which shall be governed by the provisions of Article 13 here of) excepted, first, however, removing all goods and effects of Tenant and all fixtures and items required to be removed or specified to be removed at Landlord’s election pursuant to this Lease (including, but not limited to, any such removal required as a result of an election duly made by Landlord to require such removal as contemplated in Section 7.2), and repairing any damage caused by such removal. Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Center by Tenant at the expiration or termination of this Lease, agrees that any such personal property and trade fixtures may, at Landlord’s election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property at Tenant’s cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal.

9. USE OF PROPERTY

9.1           Permitted Use. Subject to Sections 9.3, 9.4 and 9.6 hereof, Tenant shall use the Premises solely for an office, research and development, engineering, laboratory, manufacturing including, but not limited to, the manufacturing of medical devices), assembly and warehousing facility, including (but not limited to) clean rooms, administrative offices, and other lawful purposes reasonably related to or incidental to such specified uses (subject in each case to receipt of all necessary approvals from the City of Redwood City and all other governmental agencies having jurisdiction over the Premises), and for no other purpose, unless Landlord in its reasonable discretion otherwise consents in writing.

        9.2           [Intentionally Deleted.]

9.3           No Nuisance. Tenant shall not use the Premises for or carry on or permit within the Center or any part thereof any offensive, noisy or dangerous trade, business, manufacture,

occupation, odor or fumes, or any nuisance or anything against public policy, nor interfere with the rights or business of Landlord in the Building or the Center, nor commit or allow to be committed any waste in, on or about the Center. Tenant shall not do or permit anything to be done in or about the Center, nor bring nor keep anything therein, which will in any way cause the Center or any portion thereof to be uninsurable with respect to the insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements.

9.4           Compliance with Laws. Tenant shall not use the Premises, the Building or the Center or permit the Premises, the Building or the Center to be used in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority. Tenant shall keep the Premises equipped with all safety appliances required by law, ordinance or insurance on the Center, or any order or regulation of any public authority, because of Tenant’s particular use of the Premises. Tenant shall procure all licenses and permits required for Tenant’s particular use of the Premises. Tenant shall use the Premises in strict accordance with all applicable ordinances, rules, laws and regulations and shall comply with all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to the particular use of the Premises and the Center by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, and making such nonstructural alterations and additions thereto as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities or insurers of the Center (collectively, “Requirements”) because of Tenant’s construction of improvements in or other particular use of the Premises or the Center. Any structural alterations or additions required from time to time by applicable Requirements because of Tenant’s construction of improvements in the Premises or other particular use of the Center shall, at Landlord’s election, either (i) be made by Tenant, at Tenant’s sole cost and expense, in accordance with the procedures and standards set forth in Section 7.1 for alterations by Tenant, or (ii) be made by Landlord at Tenant’s sole cost and expense, in which event Tenant shall pay to Landlord as additional rent, within thirty (30) days after demand by Landlord, an amount equal to all reasonable costs incurred by Landlord in connection with such alterations or additions. The judgment of any court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant.

9.5           Liquidation Sales. Tenant shall not conduct or permit to be conducted any auction, bankruptcy sale, liquidation sale, or going out of business sale, in, upon or about the Center, whether said auction or sale be voluntary, involuntary or pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

        9.6           Environmental Matters.

(a)           For purposes of this Section, “hazardous substance” shall mean (i) the substances included within the definitions of the term “hazardous substance” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601 et seq., and the regulations promulgated thereunder, as amended, (ii) the substances included within the definition of “hazardous substance” under the California

Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., and regulations promulgated thereunder, as amended, (iii) the substances included within the definition of “hazardous materials” under the Hazardous Materials Release Response Plans and Inventory Act, California Heath & Safety Code §§ 25500 et seq., and regulations promulgated thereunder, as amended, (iv) the substances included within the definition of “hazardous substance” under the Underground Storage of Hazardous Substances provisions set forth in California Health & Safety Code §§ 25280 et seq., and (v) petroleum or any fraction thereof; “hazardous waste” shall mean (i) any waste listed as or meeting the identified characteristics of a “hazardous waste” under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., and regulations promulgated pursuant thereto, as amended (collectively, “RCRA”), (ii) any waste meeting the identified characteristics of “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under the California Hazardous Waste Control Law, California Health & Safety Code §§ 25100 et seq., and regulations promulgated pursuant thereto, as amended (collectively, the “CHWCL”), and/or (iii) any waste meeting the identified characteristics of “medical waste” under California Health & Safety Code §§ 25015-25027.8, and regulations promulgated thereunder, as amended; “hazardous waste facility” shall mean a hazardous waste facility as defined under the CHWCL; and “pollutant” shall mean all substances defined as a “pollutant,” “pollution,” “waste,” “contamination” or “hazardous substance” under the Porter-Cologne Water Quality Control Act, California Water Code §§ 13000 et seq.

(b)           Without limiting the generality of the obligations set forth in Section 9.4 of this Lease:

(i)            Tenant shall not cause or permit any hazardous substance or hazardous waste to be brought upon, kept, stored or used in or about the Center without the prior written consent of Landlord, which consent shall not be unreasonably withheld, except that Tenant, in connection with its permitted use of the Premises and the Center as provided in Section 9.1, may, without the prior written consent of Landlord, keep, store and use materials that constitute hazardous substances which are customary for such permitted use, provided such hazardous substances are kept, stored and used in quantities which are customary for such permitted use and are kept, stored and used in full compliance with clauses (ii) and (iii) immediately below.

(ii)           Tenant shall comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment and/or disposal of hazardous substances or wastes by Tenant or its agents or employees, and Tenant will provide Landlord with copies of all permits, licenses, registrations and other similar documents that authorize Tenant to conduct any such activities in connection with its authorized use of the Premises and the Center from time to time.

(iii)          Tenant shall not (A) operate on or about the Center any facility required to be permitted or licensed as a hazardous waste facility or for which interim status as such is required, nor (B) store any hazardous wastes on or about the Center for ninety (90) days or more, nor (C) conduct any other activities on or about the Center that could result in the Center or any portion thereof being deemed to be a “hazardous waste facility” (including, but not limited to, any storage or treatment of hazardous substances or hazardous wastes which could have such a result), nor (D) store any hazardous wastes on or about the Center in violation of any federal or California laws or in violation of the terms of any federal or state licenses or permits held by Tenant.

(iv)          Tenant shall not install any underground storage tanks on the Property without the prior written consent of Landlord and prior approval by all applicable governmental authorities. If and to the extent that Tenant obtains all such required consents and approvals and installs any underground storage tanks on the Property, Tenant shall comply with all applicable laws, rules, regulations, orders and permits relating to such underground storage tanks (including any installation, monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health & Safety Code § 25281(x), including, without limitation, complying with California Health & Safety Code §§ 25280-25299.7 and the regulations promulgated thereunder, as amended. Tenant shall furnish to Landlord copies of all registrations and permits issued to or held by Tenant from time to time for any and all underground storage tanks located on or under the Property.

(v)           If applicable, Tenant shall provide Landlord in writing the following information and/or documentation within fifteen (15) days after the Rent Commencement Date, and shall update such information at least annually, on or before each anniversary of the Rent Commencement Date, to reflect any change in or addition to the required information and/or documentation (provided, however, that in the case of the materials described in subparagraphs (B), (C) and (E) below, Tenant shall not be required to deliver copies of such materials to Landlord but shall maintain copies of such materials to such extent and for such periods as may be required by applicable law and shall permit Landlord or its representatives to inspect and copy such materials during normal business hours at any time and from time to time upon reasonable notice to Tenant; and provided further, however, that Landlord shall keep all such materials reviewed by Landlord confidential, except to the extent disclosure of such materials or of the contents thereof (x) to Landlord’s employees, counsel, managers and/or consultants is necessary or appropriate in the course of their employment or their representation of or advice to Landlord or in the enforcement of Landlord’s rights and Tenant’s obligations under this Lease, or (y) to any prospective lender or purchaser of the Center is necessary or appropriate in connection with any proposed sale or financing of the Center, or (z) is compelled by any governmental or quasi-governmental authority or by applicable law):

(A)          A list of all hazardous substances, hazardous wastes and/or pollutants that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time in connection with its operations in the Center.

(B)          All Material Safety Data Sheets (“MSDS’s”), if any, required to be completed with respect to operations of Tenant at the Center from time to time in accordance with Title 26, California Code of Regulations § 8-5194 or 42 U.S.C. § 11021, or any amendments thereto, and any Hazardous Materials Inventory Sheets that detail the MSDS’s.

(C)           All Hazardous Waste Manifests, if any, that Tenant is required to complete from time to time under California Health & Safety Code§ 25160, any regulations promulgated thereunder, any similar success or provisions and/or any amendments to any of the foregoing, in connection with its operations in the Center.

(D)          Any Hazardous Materials Management Plan required from time to time with respect to Tenant’s operations in the Center, pursuant to California Health & Safety Code §§ 25500 et seq., any regulations promulgated thereunder, any similar successor provisions and/or any amendments to any of the foregoing.

(E)           Any Air Toxics Emissions Inventory Plan required from time to time with respect to Tenant’s operations in the Center, pursuant to California Health & Safety Code §§ 44340 et seq., any regulations promulgated thereunder, any similar successor provisions and/or any amendments to any of the foregoing.

(F)           Any biennial Hazardous Waste Generator reports or notifications furnished by Tenant to the California Department of Toxic Substances Control or other applicable governmental authorities from time to time pursuant to California Code of Regulations Title 22, § 66262.41, any similar successor provisions and/or any amendments to any of the foregoing, in connection with Tenant’s operations in the Center.

(G)           Any Hazardous Waste Generator Reports regarding source reductions, as required from time to time pursuant to California Health & Safety Code §§ 25244.20 et seq., any regulations promulgated thereunder, any similar successor provisions and/or any amendments to any of the foregoing, in connection with Tenant’s operations in the Center.

(H)          Any Hazardous Waste Generator Reports or notifications not otherwise described in the preceding subparagraphs and required from time to time pursuant to California Health & Safety Code § 25153.6, California Code of Regulations Title 22, Division 4.5, Chapter 12, §§66262.10 et seq. (“Standards Applicable to Generators of Hazardous Waste”), any other regulations promulgated thereunder, any similar successor provisions and/or any amendments to any of the foregoing, in connection with Tenant’s operations in the Center.

(I)            All industrial wastewater discharge permits issued to or held by Tenant from time to time in connection with its operations in the Center, and all air quality management district permits issued to or held by Tenant from time to time in connection with its operations in the Center.

(J)           Copies of any other lists or inventories of hazardous substances, hazardous wastes and/or pollutants on or about the Center that Tenant is otherwise required to prepare and file from time to time with any governmental or regulatory authority.

(vi)          Tenant shall secure Landlord’s prior written approval for any proposed receipt, storage, possession, use, transfer or disposal of “radioactive materials” or “radiation,” as such materials are defined in Title 26, California Code of Regulations § 17-30100, and/or any other materials possessing the characteristics of the materials so defined, which approval Landlord may withhold in its sole and absolute discretion; provided, that such approval shall not be required for any radioactive materials (x) for which Tenant has secured prior written approval of the Nuclear Regulatory Commission and delivered to Landlord a copy of such approval (if applicable), or (y) which Tenant is authorized to use pursuant to the terms of any radioactive materials license issued by the State of California. Tenant, in connection with any such authorized receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation, shall:

(A)          Comply with all federal, state and local laws, rules, regulations, orders, licenses and permits issued to or applicable to Tenant with respect to its operations in the Center;

(B)           Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord and its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, a list of all radioactive materials or radiation received, stored, possessed, used, transferred or disposed of by Tenant or in connection with Tenant’s operations in the Center from time to time, to the extent not already disclosed through delivery of a copy of a Nuclear Regulatory Commission approval with respect thereto as contemplated above; and

(C)           Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord or its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, all licenses, registration materials, inspection reports, governmental orders and permits in connection with the receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation by Tenant or in connection with Tenant’s operations in the Center from time to time.

(vii)         Tenant shall comply with any and all applicable laws, rules, regulations and orders of any governmental authority with respect to the release into the environment of any hazardous wastes, hazardous substances, pollutants, radiation or radioactive materials by Tenant or its agents or employees. If and to the extent Tenant becomes aware of any unauthorized release of any such hazardous wastes, hazardous substances, pollutants, radiation or radioactive materials into the environment and such release (x) creates a significant risk to human health or safety, (y) creates a significant risk of contamination of any of the improvements, soil or groundwater on or under the

Property, or (z) is required to be reported to any governmental authority (including, but not limited to, any release of a Reportable Quantity, under the Emergency Planning and Community Right to Know Act, of any hazardous substance, hazardous waste, pollutant, radiation or radioactive material), then in each such event Tenant shall give Landlord verbal notice of such release as immediately as practicable, shall follow such verbal notice with written notice to Landlord of such release within one (1) business day after Tenant became aware of such release, and shall provide Landlord with a copy of any written report or disclosure filed by Tenant with any governmental authority with respect to such release, substantially concurrently with Tenant’s filing of such written report or disclosure with the applicable governmental authority.

(viii)        Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses (including, but not limited to, loss of rental income), damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (A) any failure by Tenant to comply with any provisions of this Section 9.6(b), or (B) any receipt, use handling, generation, transportation, storage, treatment, release and/or disposal of any hazardous substance, hazardous waste, pollutant, radioactive material or radiation on or about the Center as a proximate result of Tenant’s use of the Center or as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant. Notwithstanding the foregoing provisions, Landlord acknowledges and agrees that losses of rental or other income compensable under the preceding sentence do not include any actual or alleged loss of rental or other income arising from another tenant’s or prospective tenant’s or prospective purchaser’s objection to the mere fact of Tenant’s use of hazardous substances or materials on or about the Premises, absent any material violation by Tenant or its agents or employees of the provisions of this Lease or of applicable law in the course of such use.

(ix)           Tenant shall cooperate with Landlord in furnishing Landlord with complete information regarding Tenant’s receipt, handling, use, storage, transportation, generation, treatment and/or disposal of any hazardous substances, hazardous wastes, pollutants, radiation or radioactive materials in or about the Center. Upon request, but subject to Tenant’s reasonable operating and security procedures, Tenant shall grant Landlord reasonable access at reasonable times to the Premises to inspect Tenant’s receipt, handling, use, storage, transportation, generation, treatment and/or disposal of hazardous substances, hazardous wastes, pollutants, radiation and radioactive materials, without Landlord thereby being deemed guilty of any disturbance of Tenant’s use or possession or being liable to Tenant in any manner.

(x)            Notwithstanding Landlord’s rights of inspection and review under this Section 9.6(b), Landlord shall have no obligation or duty to so inspect or review, and no third party shall be entitled to rely on Landlord to conduct any sort of inspection or review by reason of the provisions of this Section 9.6(b).

(xi)           Landlord has made available for review by Tenant, prior to execution of this Lease, copies of all third-party studies and reports in Landlord’s possession regarding environmental conditions in the Building and/or the Property.

Landlord has engaged or shall engage an environmental consultant, at Landlord’s sole expense, to conduct a further environmental study of the Building, evaluating the presence or absence of hazardous substances, hazardous wastes, pollutants, radiation and radioactive materials in and under the Building, and Landlord shall provide a copy of such study to Tenant. The purpose of this study is to provide evidence of the “baseline” condition of the Building prior to Tenant’s occupancy and use thereof, although such evidence is not intended to be conclusive or irrebuttable. Tenant shall also have the right (but not the obligation), if it so elects and at its own expense, to conduct its own environmental study of the Premises prior to or at the time of Tenant’s occupancy, in which event Tenant shall provide a copy of such study to Landlord; provided, that prior to any drilling, excavation or other physically invasive testing on the Building or Property in connection with any such study, Tenant or its consultant shall provide Landlord with a detailed scope of work and such work shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld or delayed, but may be conditioned upon compliance by Tenant and its consultant with reasonable insurance requirements and upon other reasonable and customary requirements).

(xii)          If Tenant or its employees, agents, contractors, vendors, customers or guests receive, handle, use, store, transport, generate, treat and/or dispose of any hazardous substances or wastes or radiation or radioactive materials on or about the Center at any time during the term of this Lease, then (A) Tenant shall be solely responsible for obtaining, at Tenant’s sole expense, any environmental tests, studies or reports required by any governmental authority for site or permit closure purposes or other similar purposes, and shall provide a copy of all such tests, studies and reports to Landlord; and (B) unless Landlord and Tenant mutually agree (in their respective sole discretion) that the tests, studies and reports (if any) required under the foregoing clause (A) are adequate to serve the purposes contemplated by this clause (B), then within thirty (30) days after Tenant vacates the Premises upon termination or expiration of this Lease, Landlord shall obtain a further environmental study, performed by a reputable environmental consultant selected by Landlord, evaluating the presence or absence of hazardous substances, hazardous wastes, pollutants, radiation and radioactive materials on and about those portions of the Center affected by Tenant’s operations in the Center and attributable or potentially attributable to such operations (the “Exit Study”). Such Exit Study shall be at least a Phase I study (and shall be a Phase II study to the extent the results of the Phase I study reasonably suggest the necessity or desirability of a Phase II level investigation in any areas), and shall be based on a reasonable and prudent level of tests and investigations of the Center (if appropriate), which tests shall be conducted no earlier than the date of termination or expiration of this Lease. Liability for any remedial actions required or recommended on the basis of the Exit Study shall be allocated in accordance with Sections 9.4, 9.6, 10.6 and other applicable provisions of this Lease. The cost of the Exit Study shall be borne by Landlord, except that if the Exit Study identifies any required or recommended remedial work that is Tenant’s responsibility under the applicable provisions of this Lease, then Tenant shall reimburse Landlord for the cost of the Exit Study, which reimbursement shall be paid within thirty

(30) days after written demand by Landlord, accompanied by a copy of the invoice(s) reflecting the cost of the Exit Study.

(xiii)         The parties acknowledge and agree that nothing in this Section 9.6 or in any other applicable provisions of this Lease (including, without limitation, any provisions relating to compliance with applicable laws) is intended to make Tenant responsible or liable to Landlord, as a matter of contract, for any environmental conditions, or for any related claims, losses, damages, liabilities, costs, legal fees or expenses, to the extent arising out of or in connection with (A) any migration of hazardous substances, hazardous wastes or pollutants onto or under the Property, except to the extent (if any) that such migration is caused or materially exacerbated by any intentional or actively negligent acts or omissions of Tenant or its employees, agents or invitees, and/or (B) any release of hazardous substances, hazardous wastes or pollutants into the environment (including, but not limited to, the Property) by any person or from any cause other than as a proximate result of Tenant’s use of the Property, or as a result of any intentional or negligent acts or omissions of Tenant or its employees, agents or invitees, or as a result of any breach of Tenant’s obligations under this Lease.

(c)           Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) the presence on the Center of any hazardous substances, hazardous wastes, pollutants, radiation or radioactive materials present on the Center as of the Rent Commencement Date (other than as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant), and/or (ii) any unauthorized release into the environment (including, but not limited to, the Center) of any hazardous substances, hazardous wastes, pollutants, radiation or radioactive materials to the extent such release results from the negligence of or willful misconduct or omission by Landlord or its agents or employees.

(d)           The provisions of this Section 9.6 shall survive the termination of this Lease.

10. INSURANCE AND INDEMNITY

10.1         Insurance.

(a)           Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, from and after the Construction Access Date, at Tenant’s cost and expense, commercial general liability insurance to protect against liability to the public, or to any invitee of Tenant or Landlord, arising out of or related to the use of or resulting from any accident occurring in, upon or about the Premises, with limits of liability of not less than (i) Three Million Dollars ($3,000,000.00) per occurrence for bodily injury, personal injury and death, and Five Hundred Thousand Dollars ($500,000.00) per occurrence for property damage, or (ii) a combined single limit of liability of not less than Five Million Dollars ($5,000,000.00) per occurrence for bodily injury (including personal injury and death) and property damage. Such insurance shall name Landlord, its general partners, its property manager and any lender holding a deed of trust on the Center from time to time (as designated in writing by Landlord to

Tenant from time to time) as additional insureds thereunder. The amount of such insurance shall not be construed to limit any liability or obligation of Tenant under this Lease. Tenant shall also procure and maintain in full force and effect at all times during the term of this Lease, at Tenant’s cost and expense, products/completed operations coverage, on terms and in amounts (A) customary in Tenant’s industry for companies engaged in the marketing of products on a scale comparable to that in which Tenant is engaged from time to time and (B) mutually satisfactory to Landlord and Tenant in their respective reasonable discretion, provided that such coverage is reasonably available to Tenant on commercially reasonable terms.

(b)           Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord’s cost and expense (but reimbursable as an Operating Expense under Section 5.2 hereof), commercial general liability insurance to protect against liability arising out of or related to the use of or resulting from any accident occurring in, upon or about the Center, with a combined single limit of liability of not less than Five Million Dollars ($5,000,000.00) per occurrence for bodily injury (including personal injury and death) and property damage.

(c)           Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord’s cost and expense (but reimbursable as an Operating Expense under Section 5.2 hereof), policies of property insurance providing protection against “all risk of direct physical loss” (as defined by and detailed in the Insurance Service Office’s Commercial Property Program “Cause of Loss--Special Form [CP1030]” or its equivalent) for the shell of the Building and for the improvements in the Common Areas of the Center, on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an “agreed amount” basis or with a commercially reasonable margin clause). Such insurance may include earthquake and/or environmental coverage, as part of the same policy or as a separate policy or policies, to the extent Landlord in its sole discretion elects to carry such coverage, and shall have such commercially reasonable deductibles and other terms as Landlord in its discretion determines to be appropriate. Landlord shall have no obligation to carry property damage insurance for any alterations, additions or improvements installed by Tenant in the Building or on or about the Center.

(d)           Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord’s cost and expense (but reimbursable as an Operating Expense under Section 5.2 hereof), policies of property insurance providing protection against “all risk of direct physical loss” (as defined by and detailed in the Insurance Service Office’s Commercial Property Program “Cause of Los--Special Form [CP1030]” or its equivalent) for the tenant improvements existing in the Premises on the Construction Access Date and for all Tenant Improvements constructed pursuant to the Workletter (but excluding Tenant’s Property as defined in paragraph (e) below, which it shall be Tenant’s responsibility to insure pursuant to such paragraph), on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an “agreed amount” basis or with a commercially reasonable margin clause). Such insurance may have such commercially reasonable deductibles and other terms as Landlord in its reasonable discretion determines to be appropriate. The coverage required to be maintained under this paragraph (d) may, in Landlord’s discretion, be added to or combined with Landlord’s master policy carried under paragraph (c)

above. Tenant shall cooperate with Landlord in the preparation of a mutually approved initial list or schedule of such existing improvements and Tenant Improvements, for purposes of identifying the items Landlord is responsible for insuring under this paragraph (d), and Tenant shall thereafter provide to Landlord from time to time, upon request by Landlord annually or at other reasonable intervals, an updated version of such list or schedule (the intended purpose of such updating being to reflect any modification or removal of any such items that would have the effect of eliminating them from the scope of Landlord’s insurance obligation under this paragraph (d)). In addition, Tenant shall provide Landlord with final construction cost figures for the Tenant Improvements (or for each phase thereof, if constructed in phases), for Landlord’s use in determining appropriate insurance coverage for the Tenant Improvements. Landlord, in its discretion, may elect from time to time to obtain appraisals of any or all alterations, additions, improvements and tenant improvements (if any) which Landlord is required to insure hereunder.

(e)           Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, from and after the Construction Access Date, at Tenant’s cost and expense, policies of property insurance providing protection against “all risk of direct physical loss” (as defined by and detailed in the Insurance Service Office’s Commercial Property Program “Cause of Loss-Special Form [CP1030]” or its equivalent) for Tenant’s movable personal property, office furniture, movable equipment and trade fixtures, and for all other alterations, additions and improvements placed or installed by Tenant from time to time in or about the Premises other than Tenant Improvements constructed pursuant to the Workletter (collectively, “Tenant’s Property,” which term is not intended to imply any conclusion regarding ultimate ownership of alterations, additions and improvements that are otherwise covered by Article 7 above, but is used solely as a defined term for purposes of the specific contexts in which it is used as such in this Lease), on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an “agreed amount” basis or with a commercially reasonable margin clause). Such insurance may have such commercially reasonable deductibles and other terms as Tenant in its discretion determines to be appropriate, and shall name both Tenant and Landlord as insureds as their interests may appear.

(f)            During the construction of the Tenant Improvements, Tenant shall also procure and maintain in full force and effect, at its sole cost and expense, a policy of builder’s risk insurance on the Tenant Improvements, in such amounts and with such commercially reasonable deductibles as Landlord and Tenant may mutually and reasonably determine to be appropriate with respect to such insurance. Without limiting the generality of the foregoing provisions, Tenant’s builder’s risk insurance with respect to the Tenant Improvements shall in all events include earthquake insurance in an amount at least equal to the cumulative amount of the Tenant Improvement Allowance paid by Landlord from time to time in connection with the construction of such Tenant Improvements.

10.2         Quality of Policies and Certificates. All policies of insurance required hereunder shall be issued by responsible insurers and, in the case of policies carried or required to be carried by Tenant, shall be written as primary policies not contributing with and not in excess of any coverage that Landlord may carry. Tenant shall deliver to Landlord copies of policies or certificates of insurance showing that said policies are in effect. The coverage provided by such policies shall include the clause or endorsement referred to in Section 10.4. If Tenant fails to acquire, maintain or renew any insurance required to be maintained by it under this Article 10 or to pay the premium therefor, then Landlord, at its option and in addition to its other remedies, but without obligation so to do, may procure such insurance, and any sums expended by it to procure any such insurance on behalf of or in place of Tenant shall be repaid upon demand, with interest as provided in Section 3.2 hereof. Tenant shall give Landlord at least thirty (30) days prior written notice of any cancellation or nonrenewal of insurance required to be maintained under this Article 10, and shall obtain written undertakings from each insurer under policies required to be maintained by it to endeavor to notify all insureds thereunder at least thirty (30) days prior to cancellation of coverage (or ten (10) days prior to cancellation of coverage due to failure to pay a premium).

10.3         Workers’ Compensation; Employees. Tenant shall maintain in full force and effect during the term of this Lease workers’ compensation insurance in at least the minimum amounts required by law, covering all of Tenant’s employees working at or about the Premises. In addition, Tenant shall maintain in full force and effect during the term of this Lease employer’s liability coverage with limits of liability of not less than One Hundred Thousand Dollars ($100,000) per accident, One Hundred Thousand Dollars ($100,000) per employee for disease, and Five Hundred Thousand Dollars ($500,000) policy limit for disease.

10.4         Waiver of Subrogation. Notwithstanding anything to the contrary contained in this Lease, to the extent permitted by law, Landlord and Tenant each waive any right to recover against the other with respect to (i) damage to property, (ii) damage to the Center or any part thereof, or (iii) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under clauses (i)-(iii) hereof are covered, and only to the extent of such coverage, by property insurance actually carried or required to be carried hereunder by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier. Each party shall procure a clause or endorsement on any property insurance policy denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Coverage provided by insurance maintained by Landlord or Tenant shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.

10.5         Increase in Premiums. Tenant shall do all acts and pay all expenses necessary to ensure that the Premises are not used for purposes prohibited by any applicable fire insurance, and that Tenant’s use of the Premises, Building and Center complies with all requirements necessary to obtain any such insurance. If Tenant uses or permits the Premises, Building or Center to be used in a manner which increases the existing rate of any insurance carried by Landlord on the Center and such use continues for longer than a reasonable period specified in any written notice from Landlord to Tenant identifying the rate increase and the factors causing the same, then Tenant shall pay the amount of the increase in premium caused thereby, and Landlord’s costs of obtaining other replacement insurance policies, including any increase in premium, within ten (10) days after demand therefor by Landlord.

10.6         Indemnification.

(a)           Except as otherwise expressly provided for in this Lease, Tenant shall indemnify, defend and hold Landlord and its members, partners, shareholders, officers, directors, agents, employees and contractors harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys’ fees), damages or expenses of any kind arising therefrom which may be brought or made against Landlord or which Landlord may pay or incur by reason of the use, occupancy and enjoyment of the Center by Tenant or any invitees, sublessees, licensees, assignees, employees, agents or contractors of Tenant or holding under Tenant (including, but not limited to, any such matters arising out of or in connection with any early entry upon the Center by Tenant pursuant to Section 2.2 hereof) from any cause whatsoever other than (i) negligence or willful misconduct or omission by Landlord or its agents, employees or contractors or (ii) Landlord’s material breach of its obligations under this Lease. Except as otherwise expressly provided for in this Lease, Landlord and its members, partners, shareholders, officers, directors, agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such persons for, damages to goods, wares and merchandise in or upon the Center, or for injuries to Tenant, its agents or third persons in or upon the Center, from any cause whatsoever other than (x) negligence or willful misconduct or omission by Landlord or its agents, employees or contractors or (y) Landlord’s material breach of its obligations under this Lease. Tenant shall give prompt notice to Landlord of any casualty or accident in, on or about the Center.

(b)           Except as otherwise expressly provided for in this Lease, Landlord shall indemnify, defend and hold Tenant and its partners, shareholders, officers, directors, agents, employees and contractors harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys’ fees), damages or expenses of any kind arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities or other matters arise by reason of any negligence or willful misconduct or omission by Landlord or its agents, employees or contractors.

10.7         Blanket Policy. Any policy required to be maintained hereunder may be maintained under a so-called “blanket policy” insuring other parties and other locations so long as the amount of insurance required to be provided hereunder is not thereby diminished. Without limiting the generality of the requirement set forth at the end of the preceding sentence, property insurance provided under a blanket policy shall provide full replacement cost coverage and liability insurance provided under a blanket policy shall include per location aggregate limits meeting or exceeding the limits required under this Article 10.

11. SUBLEASE AND ASSIGNMENT

11.1         Assignment and Sublease of Building. Except in the case of a Permitted Transfer, Tenant shall not have the right or power to assign its interest in this Lease, or make any sublease of the Premises or any portion thereof, nor shall any interest of Tenant under this Lease be assignable involuntarily or by operation of law, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any purported sublease or assignment of Tenant’s interest in this Lease requiring but not having received Landlord’s consent thereto (to the extent such consent is required hereunder) shall be void. Without limiting the generality of the foregoing provisions, Landlord may withhold consent to any proposed subletting or assignment solely on the ground, if applicable, that the use by the proposed subtenant or assignee is not a permitted use hereunder and is reasonably likely to be incompatible with Landlord’s use of the balance of the Center. Except in the case of a Permitted Transfer, any dissolution, consolidation, merger or other reorganization of Tenant, or any sale or transfer of substantially all of the stock or assets of Tenant in a single transaction or series of related transactions, shall be deemed to be an assignment hereunder and shall be void without the prior written consent of Landlord as required above. Notwithstanding the foregoing, (i) neither an initial public offering of the common stock of Tenant, nor any other sale of Tenant’s capital stock through any public securities exchange or market, nor any other issuance of Tenant’s capital stock for bona fide financing purposes, nor any consolidation, merger or reorganization in which Tenant is the surviving entity, shall be deemed to be an assignment, subletting or transfer hereunder; and (ii) Tenant shall have the right to assign this Lease or sublet the Premises, or any portion thereof, without Landlord’s consent (but with prior or concurrent written notice by Tenant to Landlord), to any Affiliate of Tenant, or to any entity which results from a merger or consolidation involving Tenant, or to any entity which acquires substantially all of the stock or assets of Tenant as a going concern (each, a “Permitted Transfer”). For purposes of the preceding sentence, an “Affiliate” of Tenant shall mean any entity in which Tenant owns at least a fifty percent (50%) equity interest, any entity which owns at least a fifty percent (50%) equity interest in Tenant, and/or any entity which is related to Tenant by a chain of ownership interests involving at least a fifty percent (50%) equity interest at each level in the chain. Landlord shall have no right to terminate this Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer. Except as expressly set forth in this Section 11.1, however, the provisions of Section 11.2 shall remain applicable to any Permitted Transfer and the transferee under such Permitted Transfer shall be and remain subject to all of the terms and provisions of this Lease.

11.2         Rights of Landlord.

(a)           Consent by Landlord to one or more assignments of this Lease, or to one or more sublettings of the Premises or any portion thereof, or collection of rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord’s rights under this Article 11, nor constitute consent to any subsequent assignment or subletting. No assignment of Tenant’s interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord’s consent thereto is given or required to be given hereunder. In the event of a default by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor. In addition, Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted under this Lease, and Landlord, as Tenant’s assignee, or any receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence and during the continuance of an event of default by Tenant, Tenant shall have the right to collect such rent and to retain all sublease profits (subject to the provisions of Section 11.2(c), below).

(b)           Upon any assignment of Tenant’s interest in this Lease for which Landlord’s consent is required under Section 11.1 hereof, Tenant shall pay to Landlord, within ten (10) days after receipt thereof by Tenant from time to time, one-half (½) of all cash sums and other economic considerations received by Tenant in connection with or as a result of such assignment, after first deducting therefrom (i) any costs incurred by Tenant for leasehold improvements (including, but not limited to, third-party architectural and space planning costs) in the Premises in connection with such assignment, amortized over the remaining term of this Lease, (ii) any reasonable real estate commissions and/or reasonable attorneys’ fees actually incurred by Tenant in connection with such assignment, and (iii) the unamortized cost (assuming straight-line amortization over the entire period from the date of substantial completion of construction of the applicable alteration, addition or improvement through the remainder of the initial term of this Lease) of any alterations, additions and improvements made to the Premises at Tenant’s expense and remaining in the Premises at the time of such assignment.

(c)           Upon any sublease of all or any portion of the Premises for which Landlord’s consent is required under Section 11.1 hereof, Tenant shall pay to Landlord, within ten (10) days after receipt thereof by Tenant from time to time, one-half (1/2) of all cash sums and other economic considerations received by Tenant in connection with or as a result of such sublease, after first deducting therefrom (i) the minimum rental due hereunder for the corresponding period, prorated (on the basis of the average per-square-foot cost paid by Tenant for the Premises for the applicable period under this Lease) to reflect the size of the subleased portion of the Premises, (ii) any costs incurred by Tenant for leasehold improvements in the subleased portion of the Premises (including, but not limited to, third-party architectural and space planning costs) for the specific benefit of the sublessee in connection with such sublease, amortized over the remaining term of this Lease, (iii) any reasonable real estate commissions and/or reasonable attorneys’ fees actually incurred by Tenant in connection with such sublease, amortized over the term of such sublease, and (iv) amortized over the term of such sublease, the portion allocable to the sublease term of the unamortized cost (assuming straight-line amortization over the entire period from the date of substantial completion of construction of the applicable alteration, addition or improvement through the remainder of the initial term of this Lease) of any alterations, additions and improvements made to the Premises at Tenant’s expense and reasonably allocable to the subleased portion of the Premises at the time of such sublease. Notwithstanding anything to the contrary contained in this paragraph (c), in no event shall the economic considerations required to be shared by Tenant with Landlord hereunder include the reasonable, good faith value of any goods or services provided by Tenant to any sublessee in connection with any subletting, including, but not limited to, any shipping, receiving, security, reception, facilities management, laboratory, repair, maintenance, utilities and other similar goods and services provided to the sublessee in excess of the goods and services provided by Landlord to Tenant under this Lease.

12. RIGHT OF ENTRY AND QUIET ENJOYMENT

12.1         Right of Entry. Landlord and its authorized representatives shall have the right, subject to Tenant’s reasonable operating and security procedures, to enter the Premises at any time during the term of this Lease during normal business hours and upon not less than twenty-four (24) hours prior notice, except in the case of emergency (in which event no notice shall be required and entry may be made at any time), for the purpose of inspecting and determining the condition of the Premises and Building or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may deem necessary, to show the Premises and Building to prospective purchasers, to show the Premises and Building to prospective tenants (but only during the final year of the term of this Lease), and to post notices of nonresponsibility. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to Tenant by reason of making any repairs or performing any work upon the Building or the Center or by reason of erecting or maintaining any protective barricades in connection with any such work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided, however, Landlord shall use reasonable efforts to minimize the inconvenience to Tenant’s normal business operations caused thereby.

12.2         Quiet Enjoyment. Landlord covenants that Tenant, upon paying the rent and performing its obligations hereunder and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Premises and the Center throughout the term of this Lease, or until this Lease is terminated as provided by this Lease.

13. CASUALTY AND TAKING

13.1         Damage or Destruction.

(a)           If the Premises or any portion of the Common Areas of the Center necessary for Tenant’s use and occupancy of the Premises is damaged or destroyed in whole or in any substantial part during the term of this Lease, Landlord shall obtain from Landlord’s architect, as soon as practicable (and in all events within forty-five (45) days) following the damage or destruction, (i) the architect’s reasonable, good faith estimate of the time within which repair and restoration of the Premises and Common Areas (if applicable) can reasonably be expected to be completed to the extent necessary to enable Tenant to resume its full business operations in the Premises without material impairment and (ii) the architect’s reasonable, good faith opinion as to whether repair and restoration to that extent will be permitted under applicable governmental laws, regulations and building codes then in effect (collectively, the (“Architect’s Estimate”). If the damage or destruction materially impairs Tenant’s ability to conduct its business operations in the Premises, and if either (A) the estimated repair time specified in the Architect’s Estimate exceeds nine (9) months (or, in the case of an occurrence during the final year of the term of this Lease, sixty (60) days, provided that if Landlord elects to terminate this Lease under this clause (A) on the basis of an Architect’s Estimate showing an estimated repair time of more than sixty (60) days but not more than nine (9) months with respect to a casualty occurring during the final year of the initial term or first extended term [if applicable] of this Lease but prior to a valid exercise by Tenant of its option to extend the then-current term of this

Lease, and if Tenant, within ten (10) days after receipt of written notice of Landlord’s election to terminate, validly exercises in writing any then-exercisable option of Tenant to extend the term of this Lease under Section 2.6 above, then Landlord’s election to terminate shall be void and of no force or effect and the rights and obligations of the parties shall be determined under this Article 13 without regard to such purported termination by Landlord) or (B) the Architect’s Estimate states that repair and restoration of the affected areas to the extent necessary to enable Tenant to resume its full business operations in the Premises without material impairment will not be permitted under applicable governmental laws, regulations and building codes then in effect, then in either such event either Landlord or Tenant may terminate this Lease as of the date of the occurrence by giving written notice to the other party within thirty (30) days after the date of the occurrence or fifteen (15) days after delivery of the Architect’s Estimate, whichever is later. In addition, Landlord shall have a similar termination right if the damage or destruction arises from a risk that is not required to be insured against (and is not actually insured against) by Landlord under this Lease and if Landlord’s architect reasonably estimates that the uninsured cost to restore the portions of the Premises and Building for which Landlord is responsible to the condition required above would exceed five percent (5%) of the then applicable replacement cost of the entire Premises, unless Tenant agrees in writing, within ten (10) days after being notified of Landlord’s exercise of its termination right, to bear the restoration costs in excess of such five percent (5%) limit and, if reasonably requested by Landlord, agrees to provide security in an amount and on terms reasonably satisfactory to Landlord for Tenant’s performance of such payment obligation. If the circumstances creating a termination right under the preceding two sentences do not exist, or if such circumstances exist but neither party timely exercises any applicable termination right, then this Lease shall remain in full force and effect and (x) Landlord, as to the Common Areas of the Center and as to the shell of the Building and the alterations, additions and improvements that Landlord is required to insure under Section 10.1(d) above, and (y) Tenant, as to the alterations, additions and improvements that Tenant is required to insure under Section 10.1(e) above, shall respectively commence and complete, with all due diligence and as promptly as is reasonably practicable under the conditions then existing, the repair and restoration of such respective portions of the Property and Premises to a condition substantially comparable to that which existed immediately prior to the damage or destruction; provided, however, that Tenant in its discretion may elect not to repair, rebuild or replace any or all of the items which would otherwise be Tenant’s responsibility under clause (y) of this sentence to the extent such items were constructed or installed at Tenant’s sole expense and without any use of funds from the Tenant Improvement Allowance.

(b)           If this Lease is terminated pursuant to the foregoing provisions of this Section 13.1 following an occurrence which is a peril actually insured or required to be insured against pursuant to Section 10.1(c), (d) and/or (e), Landlord and Tenant agree (and any Lender shall be asked to agree) that such insurance proceeds shall be allocated between Landlord and Tenant in a manner which fairly and reasonably reflects their respective ownership rights under this Lease, as of the termination or expiration of the term of this Lease, with respect to the improvements, fixtures, equipment and other items to which such insurance proceeds are attributable.

 (c)          From and after the date of an occurrence resulting in damage to or destruction of the Premises or of Common Areas necessary for Tenant’s use and occupancy of the Premises, and continuing until repair and restoration thereof are completed to the extent necessary to enable Tenant to resume operation of its business in the Premises without material impairment, there shall be an equitable abatement of minimum rental and of Tenant’s Operating Cost Share of Operating Expenses based upon the degree to which Tenant’s ability to conduct its business in the Premises is impaired.

(d)           Each party expressly waives the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future law permitting the termination of a lease agreement in the event of damage to or destruction of the leased property, it being the intention of the parties that their respective rights in such circumstances shall be governed solely by the provisions of this Article 13.

13.2         Condemnation.

(a)            If during the term of this Lease the Premises or any Common Areas of the Center that are necessary for Tenant’s use and occupancy of the Premises, or any substantial part of either of them, is taken by eminent domain or by reason of any public improvement or condemnation proceeding, or in any manner by exercise of the right of eminent domain (including any transfer in lieu of or in avoidance of an exercise of the power of eminent domain), or receives irreparable damage by reason of anything lawfully done by or under color of any public authority, then (i) this Lease shall terminate as to the entire Premises at Landlord’s election by written notice given to Tenant within thirty (30) days after the taking has occurred, and (ii) this Lease shall terminate as to the entire Premises at Tenant’s election, by written notice given to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined, if the portion of the Building or Center taken is of such extent and nature as substantially to handicap, impede or permanently impair Tenant’s use of the Premises. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of Tenant’s election to terminate, except that this Lease shall terminate on the date of taking if such date falls on any date before the date of termination designated by Tenant. If neither party elects to terminate this Lease as hereinabove provided, this Lease shall continue in full force and effect (except that there shall be an equitable abatement of minimum rental and of Tenant’s Operating Cost Share of Operating Expenses based upon the degree to which Tenant’s ability to conduct its business in the Premises is impaired), Landlord shall restore the improvements for which Landlord is responsible under clause (x) of Section 13.1 (a) above to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking, and Tenant shall restore the improvements for which Tenant is responsible under clause (y) of Section 13.1 (a) above to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking; provided, however, that Tenant in its discretion may elect not to repair, restore or replace any or all of the items which would otherwise be Tenant’s responsibility to the extent such items were constructed or installed at Tenant’s sole expense and without any use of funds from the Tenant Improvement Allowance. In connection with any such restoration, each party shall use reasonable efforts (including, without limitation, any necessary negotiation or intercession with its respective lender, if any) to ensure that any severance damages or other condemnation awards intended to provide compensation for rebuilding or restoration costs are promptly collected and made available to Landlord and Tenant in portions reasonably corresponding to the cost and scope of their respective restoration obligations, subject only to such payment controls as either party or its lender may reasonably require in order to ensure the proper application of such proceeds toward the restoration of the Building and the Center. Each party expressly waives the provisions of California Code of Civil Procedure Section 1265.130 and of any other existing or future law allowing either party to terminate (or to petition the Superior Court to terminate) a lease in the event of a partial condemnation or taking of the leased property, it being the intention of the parties that their respective rights in such circumstances shall be governed solely by the provisions of this Article 13.

(b)           If this Lease is terminated pursuant to the foregoing provisions of this Section 13.2, or if this Lease remains in effect but any condemnation awards or other proceeds become available as compensation for the loss or destruction of the Building and/or the Center, then Landlord and Tenant agree (and any Lender shall be asked to agree) that such proceeds shall be allocated between Landlord and Tenant, respectively, in the respective proportions in which Landlord and Tenant would have shared, under Section 13.1(b), the proceeds of any applicable insurance following damage to or destruction of the applicable improvements due to an insured casualty.

13.3         Reservation of Compensation. Landlord reserves, and Tenant waives and assigns to Landlord, all rights to any award or compensation for damage to the Center, the improvements located therein and the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that (a) Tenant shall be entitled to pursue recovery from the applicable public authority for Tenant’s moving expenses, trade fixtures and equipment and any leasehold improvements installed by Tenant in the Premises or Building at its own sole expense, but only to the extent Tenant would have been entitled to remove such items at the expiration of the term of this Lease and then only to the extent of the then remaining unamortized value of such improvements computed on a straight-line basis over the period from the Rent Commencement Date through the remainder of the then current term of this Lease, and (b) any condemnation awards or proceeds described in Section 13.2(b) shall be allocated and disbursed in accordance with the provisions of Section 13.2(b), notwithstanding any contrary provisions of this Section 13.3.

13.4         Restoration of Improvements. In connection with any repair or restoration of improvements by either party following a casualty or taking as hereinabove set forth, the party responsible for such repair or restoration shall, to the extent possible, return such improvements to a condition substantially equal to that which existed immediately prior to the casualty or taking. To the extent such party wishes to make material modifications to such improvements, such modifications shall be subject to the prior written approval of the other party (not to be unreasonably withheld or delayed), except that no such approval shall be required for modifications that are required by applicable governmental authorities as a condition of the repair or restoration, unless such required modifications would impair or impede Tenant’s conduct of its business in the Premises (in which case any such modifications in Landlord’s work shall require Tenant’s consent, not unreasonably withheld or delayed) or would materially and adversely affect the exterior appearance, the structural integrity or the mechanical or other operating systems of the Premises or Building (in which case any such modifications in Tenant’s work shall require Landlord’s consent, not unreasonably withheld or delayed).

14. DEFAULT

14.1         Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

                                (a)           Abandonment. Abandonment of the Premises. “Abandonment” is hereby defined to include, but is not limited to, any absence by Tenant from the Premises for fifteen (15) consecutive days or more while Tenant is in default, beyond any applicable notice and cure periods, under any other provision of this Lease;

(b)   Nonpayment. Failure to pay, when due, any amount payable to Landlord hereunder, such failure continuing for a period of five (5) business days after written notice of such failure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time, so long as such notice is served in the manner required by California Code of Civil Procedure Section 1162;

(c)   Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsection (b) hereof (including, but not limited to, any breach by Tenant of the Master Declaration or Association Documents (if any) as provided in Section 15.4 below), such failure continuing for thirty (30) days after written notice of such failure; provided, however, that if such failure is curable in nature but cannot reasonably be cured within such 30-day period, then Tenant shall not be in default if, and so long as, Tenant promptly (and in all events within such 30-day period) commences such cure and thereafter diligently pursues such cure to completion; and provided further, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time, so long as such notice is served in the manner required by California Code of Civil Procedure Section 1162;

(d)   General Assignment. A general assignment by Tenant for the benefit of creditors;

(e)   Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of sixty (60) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease. Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Premises continue to be operated only for the use permitted hereunder. The provisions hereof are to assure that the basic understandings between Landlord and Tenant with respect to Tenant’s use of the Center and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws;

                            (f)            Receivership. The employment of a receiver appointed by court order to take possession of substantially all of Tenant’s assets or the Premises, if such receivership remains undissolved for a period of sixty (60) days;

(g)   Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof; or

(h)           Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

14.2         Remedies upon Tenant’s Default.

(a)   Upon the occurrence of any event of default described in Section 14.1 hereof, Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant’s default, as hereinafter provided, or (ii) to continue this Lease in effect and recover rent and other charges and amounts as they become due.

(b)   Even if Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under subsection (a) hereof and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations), or any successor Code section. Acts of maintenance, preservation or efforts to relet the Premises or the appointment of a receiver upon application of Landlord to protect Landlord’s interests under this Lease shall not constitute a termination of Tenant’s right to possession.

(c)   If Landlord terminates this Lease pursuant to this Section 14.2, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor Code section, which remedies include

Landlord’s right to recover from Tenant (i) the worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and alteration of the Premises, reasonable attorneys’ fees, and other reasonable costs. The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at ten percent (10%) per annum from the date such amounts accrued to Landlord. The “worth at the time of award” of the amounts referred to in clause (iii) above shall be computed by discounting such amount at one percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

14.3         Remedies Cumulative. All rights, privileges and elections or remedies of Landlord contained in this Article 14 are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

15. SUBORDINATION, ATTORNMENT AND SALE

15.1         Subordination to Mortgage. This Lease, and any sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon the Premises, the Building, the Center, or any of them, and the rights of any assignee of Landlord or of any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that such subordination in the case of any future ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security placed upon the Premises, the Building, the Center, or any of them shall be conditioned on Tenant’s receipt from the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant (i) confirming that so long as Tenant is not in material default hereunder beyond any applicable cure period (for which purpose the occurrence and continuance of any event of default under Section 14.1 hereof shall be deemed to be “material”), Tenant’s rights hereunder shall not be disturbed by such person or entity and (ii) agreeing that the benefit of such Non-Disturbance Agreement shall be transferable to any transferee under a Permitted Transfer and to any other assignee or subtenant that is acceptable to the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor at the time of transfer. If any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects to have this Lease be an encumbrance upon the Center prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof. Tenant, and any sublessee, shall execute such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee to evidence the subordination herein set forth, subject to the conditions set forth above, or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be. Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, Tenant (and any sublessee) shall, notwithstanding any subordination hereunder, attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon demand and become the tenant of the successor in interest to Landlord, at the option of such successor in interest, and shall execute and deliver any instrument or instruments confirming the attornment herein provided for. Landlord represents and warrants to Tenant that as of the date of this Lease, neither the Premises nor the Building nor the Center is subject to any existing ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security.

15.2         Sale of Landlord’s Interest. Upon sale, transfer or assignment of Landlord’s entire interest in the Building and the Center, Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such sale, transfer or assignment.

15.3         Estoppel Certificates. Tenant or Landlord (the “responding party”), as applicable, shall at any time and from time to time, within ten (10) business days after written request by the other party (the “requesting party”), execute, acknowledge and deliver to the requesting party a certificate in writing stating: (i) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification; (ii) the date to which rental and all other sums payable hereunder have been paid; (iii) that the requesting party is not in default in the performance of any of its obligations under this Lease, that the certifying party has given no notice of default to the requesting party and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder, or if the responding party alleges that any such default, notice or event has occurred, specifying the same in reasonable detail; and (iv) such other matters as may reasonably be requested by the requesting party or by any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or prospective purchaser of the Center, or prospective sublessee or assignee of this Lease. Any such certificate provided under this Section 15.3 may be relied upon by any lender, mortgagee, trustee, beneficiary, assignee or successor in interest to the requesting party, by any prospective purchaser, by any purchaser on foreclosure or sale, by any grantee under a deed in lieu of foreclosure of any mortgage or deed of trust on the Property, by any subtenant or assignee, or by any other third party. Failure to execute and return within the required time any estoppel certificate requested hereunder, if such failure continues for five (5) days after a second written request by the requesting party for such estoppel certificate, shall be deemed to be an admission of the truth of the matters set forth in the form of certificate submitted to the responding party for execution.

15.4         Subordination to CC&R’s. This Lease, and any permitted sublease entered into by Tenant under the provisions of this Lease, and the interests in real property conveyed hereby and thereby shall be subject and subordinate (a) to any declarations of covenants, conditions and restrictions or other recorded restrictions affecting the Center or any portion thereof from time to time, provided that the terms of such declarations or restrictions are reasonable (or, to the extent they are not reasonable, are mandated by applicable law), do not materially impair Tenant’s ability to conduct the uses permitted hereunder on the Premises and in the Center, and do not discriminate against Tenant relative to other similarly situated tenants occupying the portion(s) of the Center covered by such declarations or restrictions, (b) to the Master Declaration of Covenants, Conditions and Restrictions for Seaport Centre, San Mateo County, California, dated October 5, 1987 and recorded on October 6, 1987 as Instrument No. 87153374, Official Records of San Mateo County, as amended from time to time (the “Master Declaration”), the provisions of which Master Declaration are an integral part of this Lease, and (c) to the Articles, By laws and Association Rules (if any), as amended from time to time, of the Seaport Centre Owners’ Association created under the Master Declaration (the “Association Documents”). Any failure by Tenant to comply with the applicable terms of the Master Declaration and the Association Documents (if any) shall be a default under this Lease, subject, however, to any applicable notice and cure periods under this Lease. Tenant agrees to execute, upon request by Landlord, any documents reasonably required from time to time to evidence the foregoing subordination.

15.5         Mortgagee Protection. If, following a default by Landlord under any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement covering the Building, the Center, or any portion of them, the Building and/or the Center, as applicable, is acquired by the mortgagee, beneficiary, master lessor or other secured party, or by any other successor owner, pursuant to a foreclosure, trustee’s sale, sheriffs sale, lease termination or other similar procedure (or deed in lieu thereof), then any such person or entity so acquiring the Building and/or the Center shall not be:

(a)           liable for any act or omission of a prior landlord or owner of the Center (including, but not limited to, Landlord), except that such person or entity shall be liable for the cure or correction of any continuing defaults, such as a continuing failure to repair or maintain;

(b)   subject to any offsets or defenses that Tenant may have against any prior landlord or owner of the Center (including, but not limited to, Landlord), except for offsets expressly set forth in this Lease;

(c)           bound by any rent or additional rent that Tenant may have paid in advance to any prior landlord or owner of the Center (including, but not limited to, Landlord) for a period in excess of one month, or by any security deposit, cleaning deposit or other prepaid charge that, Tenant may have paid in advance to any prior landlord or owner (including, but not limited to, Landlord), except to the extent such deposit or prepaid amount has been expressly turned over to or credited to the successor owner thus acquiring the Center;

(d)   liable for any warranties or representations of any nature whatsoever, whether pursuant to this Lease or otherwise, by any prior landlord or owner of the Center (including, but not limited to, Landlord) with respect to the use, construction, zoning, compliance with laws, title, habitability, fitness for purpose or possession, or physical condition (including, without limitation, environmental matters) of the Building or the Center, except for any then remaining obligations of Landlord arising under Section 2.3(a) or (c) of this Lease; or

(e)           liable to Tenant in any amount beyond the interest of such mortgagee, beneficiary, master lessor or other secured party or successor owner in the Center as it exists from time to time and in the proceeds from any disposition of such interest, it being the intent of this provision that Tenant shall look solely to the interest of any such mortgagee, beneficiary, master lessor or other secured party or successor owner in the Center, and in the proceeds from any disposition of such interest, for the payment and discharge of the landlord’s obligations under this Lease and that such mortgagee, beneficiary, master lessor or other secured party or successor owner shall have no separate personal liability for any such obligations.

16. SECURITY

16.1     Deposit.

(a)   Cash Security Deposit. Within ten (10) days after mutual execution of this Lease, Tenant shall deposit with Landlord the sum of Two Hundred Seventy-Three Thousand and No/100 Dollars ($273,000.00), which sum (the “Security Deposit”) shall be held by Landlord as security for the faithful performance of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults (beyond any applicable cure period) with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of rental and other sums due hereunder, Landlord shall have the right, but shall not be required, to use, apply or retain all or any part of the Security Deposit for the payment of rental or any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep any deposit under this Section separate from Landlord’s general funds, and Tenant shall not be entitled to interest thereon. Provided that no uncured event of default by Tenant then exists under this Lease, the Security Deposit and the Letter of Credit as defined below (if applicable), or any balance thereof, shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, at the expiration of the term of this Lease and after Tenant has vacated the Property. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer all deposits then held by Landlord under this Section to Landlord’s successor in interest, whereupon Tenant agrees to release Landlord from all liability for the return of such deposit or the accounting thereof.

(b)   Letter of Credit. As an alternative to the cash Security Deposit described in Section 16.1 (a), Tenant may instead deliver to Landlord, within ten (10) days after mutual execution of this Lease, an irrevocable standby letter of credit (the “Letter of Credit”) issued in favor of Landlord by a federally insured commercial bank or trust company approved in writing by Landlord (which approval shall not be unreasonably withheld), in form and substance reasonably satisfactory to Landlord, to be held by Landlord as security for the faithful performance of all the obligations of Tenant under this Lease, subject to the following terms and conditions:

(i)            The amount of the Letter of Credit shall be at least Two Hundred Seventy-Three Thousand and No/100 Dollars ($273,000.00) (the “Required Amount”). and Tenant shall maintain the Letter of Credit in the Required Amount in full force and effect throughout the term of this Lease (including any extensions thereof) and until thirty (30) days after the expiration of the term of this Lease, unless Tenant elects at any time to replace the Letter of Credit with a full cash Security Deposit in compliance with Section 16.1 (a). The Letter of Credit may be for an initial one-year term, with automatic renewal provisions, provided that Landlord shall be given at least thirty (30) days prior written notice if the Letter of Credit will not be renewed as of any otherwise applicable renewal date and shall be entitled to draw against the expiring Letter of Credit if a replacement Letter of Credit is not furnished to Landlord at least twenty (20) days prior to the scheduled expiration date, as provided in Section 16.1(b)(iii)(A) below. The Letter of Credit must provide that it is transferable to any successor in interest to Landlord under this Lease. In the event Landlord requests the transfer of the Letter of Credit to another party, Tenant shall pay any transfer fees and other related costs and expenses payable in connection with the first two (2) such transfers during the term of this Lease, and Landlord shall pay any such transfer fees and other related costs and expenses associated with any further transfers after the first two (2) such transfers during the term of this Lease.

(ii)           Landlord shall be entitled (but shall not be required) to draw against the Letter of Credit and receive and retain the proceeds thereof upon any default (beyond any applicable cure period) by Tenant in the payment of any rent or other amounts required to be paid by Tenant under this Lease, or upon the occurrence of any other event of default (beyond any applicable cure period) under this Lease, by presenting to the issuer a written statement by Landlord that Landlord is entitled to draw the requested amount under the Letter of Credit pursuant to the terms of this Lease. The amount of the draw shall not exceed the amount of the payments (if any) as to which Tenant is then in default and/or the amount reasonably necessary to cure any non-monetary events of default by Tenant, and shall be applied by Landlord to the cure of the applicable default(s). Following any partial draw under this paragraph (ii), if Tenant fully cures all outstanding defaults and provides Landlord with a new Letter of Credit in the full Required Amount under this Section 16.1, Landlord shall surrender and return to Tenant, within ten (10) days after Tenant’s satisfaction of the foregoing conditions, the Letter of Credit under which the partial draw was made.

(iii)          Landlord shall also be entitled (but shall not be required) to draw against the Letter of Credit in full and to receive the entire proceeds thereof under either of the following circumstances:

(A)          If the Letter of Credit will expire as of a date prior to the date thirty (30) days after the expiration of the term of this Lease and Tenant fails to provide to Landlord an extension or replacement of such Letter of Credit, in at least the minimum Required Amount, at least twenty (20) days prior to the scheduled expiration date of the Letter of Credit; or

(B)           If, as a result of a draw against the Letter of Credit by Landlord or for any other reason, the amount of the Letter of Credit falls below the minimum Required Amount and Tenant has failed to cause the Letter of Credit to be restored to at least the minimum Required Amount within ten (10) days after written demand by Landlord or, in lieu thereof, has failed to put up cash in an amount equal to the amount required to be restored (which cash, if put up by Tenant, shall be retained by Landlord as a cash security deposit in accordance with Section 16.1(a) hereof).

(iv)          If Landlord draws against the Letter of Credit in any of the circumstances described in subparagraph (iii) above, Landlord may use, apply and/or retain the amount drawn for the cure of any then existing defaults under this Lease. Any amount drawn that is not immediately so used or applied by Landlord shall be retained by Landlord as a cash Security Deposit, subject to and in accordance with the provisions of Section 16.1(a).

(v)           Any actual or purported withdrawal, rescission, termination or revocation of the Letter of Credit by the issuer thereof prior to the expiration of the term of this Lease (except when replaced prior to the effectiveness of such withdrawal, rescission, termination or revocation by a replacement Letter of Credit as contemplated in Section 16.1(b)(iii)(A) hereof or by a cash Security Deposit in the Required Amount) shall be a material breach of this Lease.

(vi)          The Letter of Credit shall provide that it is governed by the International Standby Practices (ISP98), ICC Publication No. 590.

17. MISCELLANEOUS

17.1     Notices. All notices, consents, waivers and other communications which this Lease requires or permits either party to give to the other shall be in writing and shall be deemed given when delivered personally (including delivery by private same-day or overnight courier or express delivery service), effective upon personal delivery to or refusal of delivery by the recipient, to the parties at their respective addresses as follows:

To Tenant:	FoxHollow Technologies, Inc.
740 Bay Road
Redwood City, CA 94063
Attn: Vice President and CFO

with a copy to:	Holme Roberts & Owen LLP
560 Mission Street, 25th Floor
San Francisco, CA 94105
Attn: Norman Cruz

To Landlord:	Slough Redwood City, LLC
c/o Slough Estates USA Inc.
444 North Michigan Avenue, Suite 3230
Chicago, IL 60611
Attn: Randy Rohner

with a copy to:	Britannia Management Services, Inc.
555 Twelfth Street, Suite 1650
Oakland, CA 94607
Attn: Magdalena Shushan

and a copy to:	Folger Levin & Kahn llp
Embarcadero Center West
275 Battery Street, 23rd Floor
San Francisco, CA 94111
Attn: Donald E. Kelley, Jr.

or to such other address(es) as may be contained in a notice of address change given by either party to the other pursuant to this Section, effective no earlier than fifteen (15) days after delivery of such notice to the receiving party. Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord in care of Britannia Management Services, Inc., 555 Twelfth Street, Suite 1650, Oakland, CA 94607, or at such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt.

17.2         Successors and Assigns. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive Landlord under this Lease shall be liable only for obligations accruing during the period of its ownership of the Center, and any liability for obligations accruing after termination of such ownership shall terminate as of the date of such termination of ownership and shall pass to the successor lessor.

17.3         No Waiver. The failure of either party to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease shall not be deemed a waiver of such violation, or prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.

17.4         Severability. If any provision of this Lease or the application thereof is held to be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each of the provisions of this Lease shall be valid and enforceable, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would materially frustrate the purposes of this Lease.

17.5         Litigation Between Parties. In the event of any litigation or other dispute resolution proceedings between the parties hereto arising out of or in connection with this Lease, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable accountants’ fees and attorneys’ fees, incurred in connection with such proceedings (including, but not limited to, any appellate proceedings relating thereto) or in connection with the enforcement of any judgment or award rendered in such proceedings. “Prevailing party” within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

17.6         Surrender. A voluntary or other surrender of this Lease by Tenant, or a mutual termination thereof between Landlord and Tenant, shall not result in a merger but shall, at the option of Landlord, operate either as an assignment to Landlord of any and all existing subleases and subtenancies, or a termination of all or any existing subleases and subtenancies. This provision shall be contained in any and all assignments or subleases made pursuant to this Lease.

17.7         Interpretation. The provisions of this Lease shall be construed as a whole, according to their common meaning, and not strictly for or against Landlord or Tenant. The captions preceding the text of each Section and subsection hereof are included only for convenience of reference and shall be disregarded in the construction or interpretation of this Lease.

17.8         Entire Agreement. This written Lease, together with the exhibits hereto, contains all the representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Lease and the exhibits hereto. This Lease may be modified only by an agreement in writing signed by each of the parties.

17.9         Governing Law. This Lease and all exhibits hereto shall be construed and interpreted in accordance with and be governed by all the provisions of the laws of the State of California.

17.10       No Partnership. The relationship between Landlord and Tenant is solely that of a lessor and lessee. Nothing contained in this Lease shall be construed as creating any type or manner of partnership, joint venture or joint enterprise with or between Landlord and Tenant.

17.11       Financial Information. From time to time Tenant shall promptly provide directly to prospective lenders and purchasers of the Center designated by Landlord such financial information pertaining to the financial status of Tenant as Landlord may reasonably request; provided. Tenant shall be permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information. In addition, from time to time, Tenant shall provide Landlord with such financial information pertaining to the financial status of Tenant as Landlord may reasonably request. Landlord agrees that all financial information supplied to Landlord by Tenant shall be treated as confidential material, and shall not be disseminated to any party or entity (including any entity affiliated with

Landlord) without Tenant’s prior written consent, except that Landlord shall be entitled to provide such information, subject to reasonable precautions to protect the confidential nature thereof, (i) to Landlord’s partners and professional advisors, solely to use in connection with Landlord’s execution and enforcement of this Lease, and (ii) to prospective lenders and/or purchasers of the Center, solely for use in connection with their bona fide consideration of a proposed financing or purchase of the Center, provided that such prospective lenders and/or purchasers are not then engaged in businesses directly competitive with the business then being conducted by Tenant. For purposes of this Section, without limiting the generality of the obligations provided herein, it shall be deemed reasonable for Landlord to request copies of Tenant’s most recent audited annual financial statements, or, if audited statements have not been prepared, unaudited financial statements for Tenant’s most recent fiscal year, accompanied by a certificate of Tenant’s chief financial officer that such financial statements fairly present Tenant’s financial condition as of the date(s) indicated. Notwithstanding any other provisions of this Section 17.11, during any period in which Tenant has outstanding a class of publicly traded securities and is filing with the Securities and Exchange Commission, on a regular basis, Forms 10Q and 10K and any other periodic filings required under the Securities Exchange Act of 1934, as amended, it shall constitute sufficient compliance under this Section 17.11 for Tenant to furnish Landlord with copies of such periodic filings substantially concurrently with the filing thereof with the Securities and Exchange Commission.

Landlord and Tenant recognize the need of Tenant to maintain the confidentiality of information regarding its financial status and the need of Landlord to be informed of, and to provide to prospective lenders and purchasers of the Center financial information pertaining to, Tenant’s financial status. Landlord and Tenant agree to cooperate with each other in achieving these needs within the context of the obligations set forth in this Section.

17.12       Costs. If Tenant requests the consent of Landlord under any provision of this Lease for any act that Tenant proposes to do hereunder, including, without limitation, assignment or subletting of the Premises, Tenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Landlord promptly for any and all reasonable costs and expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys’ fees.

17.13       Time. Time is of the essence of this Lease, and of every term and condition hereof.

17.14       Rules and Regulations. Tenant shall observe, comply with and obey, and shall cause its employees, agents and, to the best of Tenant’s ability, invitees to observe, comply with and obey such reasonable rules and regulations for the safety, care, cleanliness, order and use of the Building and the Center as Landlord may promulgate and deliver to Tenant from time to time.

17.15       Brokers. Landlord agrees to pay a brokerage commission in connection with the consummation of this Lease (a) to Landlord’s broker, CB Richard Ellis, Inc., and (b) to Tenant’s broker, Cornish & Carey Commercial, each in accordance with a separate written agreement. Each party represents and warrants that no other broker participated in the consummation of this

Lease and agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including, without limitation, reasonable attorneys’ fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by the indemnifying party with any other broker.

17.16       Memorandum of Lease. At any time during the term of this Lease, either party, at its sole expense, shall be entitled to record a memorandum of this Lease and, if either party so requests, both parties agree to cooperate in the preparation, execution, acknowledgment and recordation of such document in reasonable form. If such a memorandum of lease is recorded, then upon expiration or termination of this Lease, Tenant agrees promptly to execute, acknowledge and deliver to Landlord, upon written request by Landlord, a Termination of Memorandum of Lease in such form as Landlord may reasonably request, for the purpose of terminating any continuing effect of the previously recorded memorandum of lease as a cloud upon title to the Property.

17.17       Organizational Authority. Each party to this Lease represents and warrants that the person signing this Lease on behalf of such respective party is fully authorized to do so and, by so doing, to bind such party.

17.18       Execution and Delivery. Submission of this Lease for examination or signature by Tenant does not constitute an agreement or reservation of or option for lease of the Premises. This instrument shall not be effective or binding upon either party, as a lease or otherwise, until executed and delivered by both Landlord and Tenant. This Lease may be executed in one or more counterparts and by separate parties on separate counterparts, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

17.19       Survival. Without limiting survival provisions which would otherwise be implied or construed under applicable law, the provisions of Sections 2.5, 5.4, 7.2, 7.3, 7.4, 8.2, 9.6, 10.6, 16.1(a), 17.5, 17.11 and 17.16 hereof shall survive the termination of this Lease with respect to matters occurring prior to the expiration of this Lease.

17.20       Parking. Landlord agrees that the Common Areas, taken as a whole, shall include parking in amounts sufficient to satisfy the minimum parking requirements of the City of Redwood City applicable to the Center from time to time; that Tenant shall have the non-exclusive and non-reserved use of approximately three (3) automobile parking stalls per 1,000 rentable square feet of space in the Premises; that Tenant shall have the right to stripe and designate five (5) parking spaces in the vicinity of the principal entrance to the Building as visitor parking spaces, at Tenant’s sole expense, subject to Landlord’s prior written approval (which shall not be unreasonably withheld, delayed or conditioned) as to the location of the specific spaces and the design of the striping or other designation to be used and subject to compliance by Tenant with all applicable laws, ordinances, codes, regulations and requirements (if any) applicable to such designated parking spaces, provided that Landlord shall have no responsibility to monitor or enforce compliance with such “visitor parking” designation by Tenant’s employees or by any other tenants, occupants or users of the Center; and that except as specifically set forth in the preceding clause with respect to costs relating to the designation of visitor parking spaces, there shall be no additional cost or charge to Tenant for the nonexclusive, non-reserved use of such parking by Tenant and its employees and invitees or for the designation of five (5) visitor parking spaces as permitted under such preceding clause. Landlord shall not agree with any other tenant of the Center that such tenant may have the use of parking spaces in excess of such tenant’s proportional share of the available parking spaces in the Center as it exists from time to time.

17.21       Approvals. Whenever this Lease requires an approval, consent, designation, determination, selection or judgment by either Landlord or Tenant, then except to the extent a different standard is expressly provided in the applicable provision where such requirement is set forth, such approval, consent, designation, determination, selection or judgment shall not be unreasonably withheld, conditioned or delayed.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.

“Landlord”	“Tenant”

SLOUGH REDWOOD CITY, LLC, a	FOXHOLLOW TECHNOLOGIES, INC.,
Delaware limited liability company	a Delaware corporation

By:	Slough Estates USA Inc., a Delaware corporation, Its Manager		By:

			Name:	Matthew Ferguson

			Title:	CFO
By:
Jonathan M. Bergschneider
		Senior Vice President	By:

Name:

Title:

EXHIBITS

EXHIBIT A-l	Site Plan (The Center)

EXHIBIT A-2	Building Plan/Service Annex

EXHIBIT B	Workletter

EXHIBIT C	Form of Acknowledgment of Rent Commencement Date

EXHIBIT D	Service Annex Space Allocation; Landlord Priority Area

EXHIBIT A-l

SITE PLAN (THE CENTER)

[See attached two (2) pages.]

EXHIBIT A-l TO LEASE

Seaport Center and Seaport Plaza
REDWOOD CITY, CALIFORNIA

EXHIBIT A-1 (page 1 of 2)

EXHIBIT A-1 (page 2 of 2)

EXHIBIT A-2

BUILDING PLAN/SERVICE ANNEX

[See attached two (2) pages.]

EXHIBIT A-2 TO LEASE

First Floor Plan on Site

EXHIBIT A-2 (page 1 of 2)

Second Floor Plan

EXHIBIT A-2 (page 2 of 2)

EXHIBIT B

WORKLETTER

          This Workletter (“Workletter”) constitutes part of the Lease dated as of November 3, 2006 (the “Lease”) between SLOUGH REDWOOD CITY, LLC, a Delaware limited liability company (“Landlord”), and FOXHOLLOW TECHNOLOGIES, INC., a Delaware corporation (“Tenant”). The terms of this Workletter are incorporated in the Lease for all purposes.

NOTE: The provisions of this Workletter are intended to apply only to Tenant Improvements constructed by Tenant in the Premises. The work that Landlord is required to perform under Section 2.3 of the Lease (such work being defined in the Lease as “Landlord’s Work”) shall be governed solely by such Section 2.3 and any other applicable provisions of the main Lease, and not by this Workletter.

1.             Defined Terms. As used in this Workletter, the following capitalized terms have the following meanings:

(a)            Approved Plans: Plans and specifications prepared by the Architect for the Tenant Improvements and approved by Landlord in accordance with Paragraph 2 of this Workletter, subject to further modification from time to time to the extent provided in and in accordance with such Paragraph 2.

(b)           Architect: The Architect for the Tenant Improvements shall be selected by Tenant with the written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(c)           Cost of Improvement: See definition in Paragraph 2(b) hereof.

(d)           Final Working Drawings: See definition in Paragraph 2(a) hereof.

(e)           General Contractor: The General Contractor for the Tenant Improvements shall be selected by Tenant with the written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, as contemplated in Paragraph 4(a) hereof.

(f)            Project Manager. Project Management Advisors, Inc., or any other project manager designated by Landlord in its sole discretion from time to time by written notice to Tenant to act in an oversight and coordinating capacity on behalf of Landlord, as contemplated in Paragraph 2(d) below, in connection with the design and/or construction of Landlord’s Work and the Tenant Improvements.

(g)           Tenant Improvements: The improvements to or within the Premises as shown on the Approved Plans from time to time and to be constructed by Tenant pursuant to the Lease and this Workletter.

(h)           Capitalized terms not otherwise defined in this Workletter shall have the definitions set forth in the Lease.

B – 1

2.             Plans, Cost of Improvements and Construction. Landlord and Tenant shall comply with the procedures set forth in this Paragraph 2 in preparing, delivering and approving matters relating to the Tenant Improvements.

(a)           Approved Plans and Working Drawings for Tenant’s Work. Tenant shall promptly and diligently cause to be prepared and delivered to Landlord for approval (which approval shall not be unreasonably withheld, conditioned or delayed by Landlord) a space plan and outline specifications for the Tenant Improvements that Tenant wishes to construct in the Premises (the “Schematic Plans”). Following mutual approval of the Schematic Plans, Tenant shall then promptly and diligently cause to be prepared and delivered to Landlord for approval (which approval shall not be unreasonably withheld, conditioned or delayed by Landlord) final working drawings and specifications for the Tenant Improvements, including any applicable life safety, mechanical and electrical working drawings and final architectural drawings (collectively, the “Final Working Drawings”). The Final Working Drawings shall substantially conform to the approved Schematic Plans. Landlord shall either approve the Final Working Drawings or set forth in writing with particularity any changes necessary to bring the Final Working Drawings into substantial conformity with the approved Schematic Plans or into a form which will be acceptable to Landlord. Upon approval of the Final Working Drawings by Landlord and Tenant, the Final Working Drawings shall constitute the “Approved Plans,” superseding (to the extent of any inconsistencies) any inconsistent features of the previously approved Schematic Plans. Landlord’s failure to respond with its written approval or disapproval of any plans and specifications within ten (10) business days after they are submitted to Landlord for approval shall be deemed to be Landlord’s approval thereof.

(b)           Cost of Improvements. “Cost of Improvement” shall mean, with respect to any item or component for which a cost must be determined in order to allocate such cost, or an increase in such cost, to Landlord and/or Tenant pursuant to this Workletter, the sum of the following (unless otherwise agreed in writing by Landlord and Tenant with respect to any specific item or component or any category of items or components): (i) all sums paid to contractors or subcontractors for labor and materials furnished in connection with construction of such item or component; (ii) all costs, expenses, payments, fees and charges (other than penalties) paid or incurred to or at the direction of any city, county or other governmental or quasi-governmental authority or agency which are required to be paid in order to obtain all necessary governmental permits, licenses, inspections and approvals relating to construction of such item or component; (iii) engineering and architectural fees for services rendered in connection with the design and construction of such item or component (including, but not limited to, the Architect for such item or component and an electrical engineer, mechanical engineer and civil engineer, if applicable); (iv) sales and use taxes; (v) testing and inspection costs; (vi) the cost of power, water and other utility facilities and the cost of collection and removal of debris required in connection with construction of such item or component; (vii) costs for builder’s risk insurance; and (viii) all other “hard” and “soft” costs incurred in the construction of such item or component in accordance with the Approved Plans and this Workletter.

(i)            Notwithstanding the foregoing, Cost of Improvement shall not include, Landlord shall be solely responsible for, and the Tenant Improvement Allowance shall not be used for any of the following: (A) costs incurred to remove from the Premises, the Building and

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the Center hazardous substances, hazardous wastes and pollutants existing therein prior to the Rent Commencement Date, except to the extent (if any) that such hazardous substances, hazardous wastes or pollutants were brought onto or released onto the Premises, the Building or the Center through the acts or omissions of Tenant or its employees, agents or contractors; and(B) costs incurred to perform Landlord’s Work and related obligations of Landlord under Section 2.3 of the Lease.

(ii)           For purposes of this paragraph 2(b) and of Section 2.3 of the Lease, the parties wish to clarify their intention with respect to certain situations as follows:

(A)          If there are code requirements or other legal compliance requirements which are in existence at or prior to the Rent Commencement Date and are not met by the Building and existing improvements but have not previously been applicable to or enforced against the Building (such as, but not limited to, what are commonly referred to as “grandfathered” compliance situations), and such requirements become applicable to or enforceable against the Building and existing improvements in the course of Tenant’s construction of the Tenant Improvements solely because of the extent, cost or value of such Tenant Improvements and/or because of the fact that Tenant is obtaining permits for such Tenant Improvements, without regard to the particular nature or design of such Tenant Improvements, then Landlord shall be responsible for complying with such requirements and bearing the cost of such compliance, without any charge against the Tenant Improvement Allowance and without any inclusion of such cost in the Cost of Improvements for the Tenant Improvements; and conversely,

(B)          If there are code requirements or other legal compliance requirements which become applicable to or enforceable against the Building or existing improvements therein as a result of the particular nature or design of the Tenant Improvements (such as, but not limited to, installation of equipment which triggers seismic, vibration, firewall, sprinkler, life safety, ventilation or other requirements that would not apply in the absence of the installation and use of such equipment), or which become applicable to or enforceable against the Building or existing improvements only as a result of or in connection with later phases of the Tenant Improvements constructed after substantial completion of the initial phase of the Tenant Improvements, then Tenant shall be responsible for complying with such requirements and the cost of such compliance shall be part of the Cost of Improvements for the Tenant Improvements.

(c)          Changes. If Tenant at any time desires to make any changes, alterations or additions to the Approved Plans, such changes, alterations or additions shall be subject to approval by Landlord in the same manner as the original Approved Plans as provided above, except that Landlord shall be deemed to have approved such changes, alterations or additions if Landlord fails to respond with its written approval or disapproval thereof within five (5) business days after they are submitted to Landlord for approval.

(d)          Project Management. Unless and until revoked by Landlord by written notice delivered to Tenant, Landlord hereby (i) delegates to Project Manager the authority to exercise

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all approval rights, supervisory rights and other rights and powers of Landlord under this Workletter with respect to the design and construction of the Tenant Improvements, and (ii) requests that Tenant work with Project Manager with respect to any and all logistical or other coordination matters arising in the course of construction of the Tenant Improvements, in which regard Project Manager’s role on behalf of Landlord may include (but need not be limited to) reviewing and processing Tenant’s requests for disbursement of the Tenant Improvement Allowance, monitoring Tenant’s and Landlord’s compliance with their respective obligations under this Workletter and under the Lease in connection with the design and construction of the Tenant Improvements, and facilitating and assisting in coordination between teams performing Landlord’s Work and teams constructing the Tenant Improvements to the extent such construction activity is occurring concurrently. Tenant acknowledges the foregoing delegation and request, and agrees to cooperate reasonably with Project Manager as Landlord’s representative pursuant to such delegation and request. As between Landlord and Tenant, however, Landlord shall be bound by and be fully responsible for all acts and omissions of Project Manager and for the performance of all of Landlord’s obligations under the Lease and this Workletter, notwithstanding such delegation of authority to Project Manager. Notwithstanding the preceding sentence, neither Landlord’s delegation of authority to Project Manager nor Project Manager’s performance of the functions and responsibilities contemplated in this paragraph shall cause Landlord or Project Manager to incur any obligations or responsibilities for the design, construction or delivery of the Tenant Improvements, except to the extent of the specific obligations and responsibilities expressly set forth in the Lease and in this Workletter. Project Manager’s fees for its services on behalf of Landlord in connection with the Tenant Improvements and Landlord’s Work shall be borne solely by Landlord, at its sole expense, and shall not be chargeable to Tenant or to the Tenant Improvement Allowance.

3.             Payment of Costs.

(a)           Except as otherwise expressly provided in this Workletter, in the Lease or by mutual written agreement of Landlord and Tenant, the cost of construction of the Tenant Improvements shall be paid or reimbursed by Landlord up to a maximum contribution by Landlord equal to Ten Dollars ($10.00) per square foot, equivalent to an aggregate allowance of up to Four Hundred Fifty-Seven Thousand Nine Hundred Forty and No/100 Dollars ($457,940.00) toward the Cost of Improvements for such Tenant Improvements (the “Tenant Improvement Allowance”), less any reduction in or charge against such sums pursuant to any applicable provisions of the Lease or of this Workletter. Except as otherwise expressly provided in this Workletter or in the Lease, Tenant shall be responsible, at its sole cost and expense, for payment of the entire Cost of Improvements of the Tenant Improvements in the Premises in excess of the Tenant Improvement Allowance or such portion thereof as Tenant elects to use (if any such excess occurs), including (but not limited to) any costs or cost increases incurred as a result of unavoidable delays, governmental requirements or unanticipated conditions, but Tenant shall be entitled to utilize the entire Tenant Improvement Allowance (or so much thereof as Tenant elects to use) for the Tenant Improvements prior to being required to expend any of Tenant’s own funds on an unreimbursed basis for the Tenant Improvements (except to the extent any costs are incurred which are not eligible for payment or reimbursement out of the Tenant Improvement Allowance under the express provisions governing the Tenant Improvement Allowance, including, without limitation, the express restrictions set forth below in this paragraph). The funding of the Tenant Improvement Allowance (or so much thereof as Tenant

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elects to use) shall be made on a monthly basis or at other convenient intervals mutually approved by Landlord and Tenant, and in all other respects shall be based on such commercially reasonable disbursement conditions and procedures as Landlord, Project Manager and Landlord’s lender (if any) may reasonably prescribe (which conditions may include, without limitation, delivery of invoices, architect’s certifications and/or other evidence reasonably satisfactory to Landlord or Project Manager that expenses have been incurred for the design and construction of alterations and improvements for which the Tenant Improvement Allowance is eligible to be expended or applied, and delivery of conditional or unconditional lien releases from all parties performing the applicable work). Notwithstanding the foregoing provisions, (i) under no circumstances shall the Tenant Improvement Allowance or any portion thereof be used or useable for any moving or relocation expenses of Tenant, or for any Cost of Improvement (or any other cost or expense) associated with any moveable furniture, trade fixtures, personal property or any other item or element which, under the applicable provisions of the Lease, will not become Landlord’s property and remain with the Building upon expiration or termination of the Lease, and (ii) any portion of the Tenant Improvement Allowance which has not been claimed or drawn by Tenant within two (2) years after the Rent Commencement Date under the Lease shall expire and shall no longer be available to Tenant thereafter. The Tenant Improvement Allowance is provided as part of the basic consideration to Tenant under the Lease and will not result in any rental adjustment or additional rent beyond the rental amounts expressly provided in Section 3.1 of the Lease.

(b)           Landlord acknowledges that Landlord’s prompt disbursement of the Tenant Improvement Allowance will be critical to achieve the timely completion of the Tenant Improvements and that Tenant would not execute the Lease but for Landlord’s commitment to fund the Tenant Improvement Allowance in accordance with the provisions of the Lease and of this Workletter. If, therefore, Landlord fails to make any timely disbursement of the Tenant Improvement Allowance when required to do so, and such failure continues for more than five (5) business days after Tenant gives written notice to Landlord specifying such failure and demanding funding of the applicable payment(s) by Landlord, then Tenant shall have the right (in addition to any and all other rights or remedies available to Tenant under the Lease, this Workletter and applicable law) to pay out of Tenant’s own funds any undisbursed amounts for which payment should have been made from the Tenant Improvement Allowance, in which event (i) Tenant shall thereafter be entitled to reimbursement from Landlord, within thirty (30) days after written notice from Tenant to Landlord that such payment has been made by Tenant, for the amount of all such payments by Tenant that should have been funded from the Tenant Improvement Allowance, together with interest on such disbursements by Tenant at the rate of ten percent (10%) per annum from the date of disbursement to the date of reimbursement by Landlord, and (ii) to the extent any such reimbursement owed by Landlord to Tenant pursuant to the foregoing provisions remains unpaid more than thirty (30) days after Tenant’s written notice to Landlord pursuant to clause (i) above, Tenant shall be entitled to deduct the aggregate unpaid reimbursement amount, together with interest thereon as provided in clause (i) above, from payments of minimum rental, Operating Expenses and other amounts thereafter becoming due from Tenant under the Lease and this Workletter.

4.             Tenant’s Work. Tenant shall construct and install the Tenant Improvements in the Premises substantially in accordance with the Approved Plans. Tenant’s construction of the Tenant Improvements shall be performed in accordance with, and shall in all respects be subject

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to, the terms and conditions of the Lease (to the extent not inconsistent with this Workletter), and shall also be subject to the following conditions:

(a)          Contractor Requirements. The general contractor engaged by Tenant for construction of the Tenant Improvements, and any subcontractors, shall be duly licensed in California and shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall engage only union contractors for the construction of the Tenant Improvements and for the installation of Tenant’s fixtures and equipment in the Building, and shall require all such contractors engaged by Tenant, and all of their subcontractors, to use only union labor on or in connection with such work, except to the extent Landlord determines, in its reasonable discretion, that the use of non-union labor would not create a material risk of labor disputes, picketing or work interruptions at the Center, in which event Landlord shall, to that extent, waive such union labor requirement at Tenant’s request.

(b)          Costs and Expenses of Tenant Improvements. Subject to Landlord’s payment or reimbursement obligations under Paragraph 3 hereof with respect to Landlord’s share of the Cost of Improvements for the Tenant Improvements, Tenant shall promptly pay all costs and expenses arising out of the design and construction of the Tenant Improvements (including the costs of permits) and shall furnish Landlord with evidence of payment on request. Tenant shall provide Landlord with ten (10) days prior written notice before commencing any construction activities on the Property. Upon completion of construction of the Tenant Improvements, Tenant shall deliver to Landlord a release and unconditional lien waiver executed by each contractor, subcontractor and materialman involved in the design or construction of the Tenant Improvements.

(c)          Tenant’s Indemnification. Tenant shall indemnify, defend (with counsel reasonably satisfactory to Landlord) and hold Landlord harmless from all suits, claims, actions, losses, costs and expenses (including, but not limited to, claims for workers’ compensation, attorneys’ fees and costs) based on personal injury or property damage or contract claims (including, but not limited to, claims for breach of warranty) arising from the design and construction of the Tenant Improvements from any cause whatsoever, except to the extent any such claims or other matters arise from negligence or willful misconduct or omission by Landlord or its agents, employees or contractors. Tenant shall repair or replace (or, at Landlord’s election, reimburse Landlord for the cost of repairing or replacing) any portion of the buildings or other existing improvements on the Property and/or any of Landlord’s real or personal property or equipment that is damaged, lost or destroyed in the course of or in connection with the construction of the Tenant Improvements, except to the extent (i) any such damage, loss or destruction is caused by negligence or willful misconduct or omission by Landlord or its agents, employees or contractors, or (ii) any demolition or removal of existing improvements is explicitly contemplated in the Approved Plans as approved by Landlord.

(d)          Insurance. With respect to the construction of the Tenant Improvements, Tenant’s contractors shall obtain and provide to Landlord certificates evidencing workers’ compensation, employer’s liability, public liability and property damage insurance in amounts and forms and with companies reasonably satisfactory to Landlord, and Tenant shall provide to Landlord certificates evidencing Tenant’s compliance with the insurance requirements of

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Article 10 of the Lease (except to the extent any such requirements by their nature or terms are clearly relevant only after Tenant’s commencement of business operations on the Premises). In addition, to the extent Landlord or Project Manager advises Tenant of any specific insurance requirements that are commercially reasonable and customary during a “course of construction” period (such as, but not limited to, designation of specified “additional insureds” who would not ordinarily be required to be named in that capacity during the Lease term under Article 10 of the Lease), Tenant shall comply with and/or cause its contractors (as applicable) to comply with such additional requirements.

(e)          Rules and Regulations; Construction Signage. Tenant and Tenant’s contractors shall comply with any rules, regulations and requirements that Landlord, Project Manager or Landlord’s property manager or general contractor (if any) may reasonably impose with respect to the construction of the Tenant Improvements. Tenant’s agreement with Tenant’s contractors shall require each contractor to provide reasonable and customary daily cleanup of the construction area to the extent that such cleanup is necessitated by the performance of such contractor’s activities in connection with the construction of the Tenant Improvements. Any temporary construction signage (including, but not limited to, directional signage and/or identifying signage) which Tenant or any of its contractors or subcontractors may wish to place anywhere in or about the Center shall be subject to all of the provisions of Section 7.5 of the Lease, including (but not limited to) prior written approval of the location, size, design and composition of such signage by Landlord, or by either Project Manager or Landlord’s property manager on behalf of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.

(f)          Risk of Loss. All materials, work, installations and decorations of any nature brought onto or installed in the Building, by or at the direction of Tenant or in connection with the construction of the Tenant Improvements, prior to the Rent Commencement Date shall be at Tenant’s risk, and neither Landlord nor any party acting on Landlord’s behalf shall be responsible for any damage, loss or destruction thereof.

(g)          Condition of Tenant’s Work. All work performed by Tenant shall be performed in a good and workmanlike manner, shall be free from defects in design, materials and workmanship, and shall be completed in compliance with the Approved Plans in all material respects and in compliance with all applicable governmental laws, ordinances, codes and regulations in force at the time such work is completed. Without limiting the generality of the foregoing, Tenant shall be responsible (i) for obtaining all permits and approvals necessary for the construction of the Tenant Improvements, and (ii) for compliance of all Tenant Improvements with the requirements of the ADA and all similar or related requirements under federal, state or local laws pertaining to access by persons with disabilities.

(h)          Phases. Tenant may construct the Tenant Improvements in phases, at Tenant’s discretion, subject to the limitations set forth above with respect to the period of time within which the Tenant Improvement Allowance is available for use.

(i)          As-Built Drawings; Permits. At the conclusion of construction, Tenant shall cause the Architect and General Contractor (i) to update the Approved Plans as necessary to reflect all changes made to the Approved Plans during the course of construction, (ii) to certify to

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the best of their knowledge that the “record set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (iii) to deliver to Landlord, within sixty (60) days after issuance of a certificate of occupancy for the Premises or for the applicable Tenant Improvements, (A) two (2) sets of copies of such record set of drawings and (B) a copy of the final, signed version of each building permit for the applicable Tenant Improvements.

5.             No Agency. Nothing contained in this Workletter shall make or constitute Tenant as the agent of Landlord.

6.             Survival. Without limiting any survival provisions which would otherwise be implied or construed under applicable law, the provisions of Paragraph 4(c) of this Workletter shall survive the termination of the Lease with respect to matters occurring prior to expiration of the Lease.

7.             Miscellaneous. All references in this Workletter to a number of days shall be construed to refer to calendar days, unless otherwise specified herein. If any item requiring approval by Landlord is disapproved by Landlord in a timely manner, the procedure for preparation and approval of that item shall be repeated.

            IN WITNESS WHEREOF, the parties have executed this Workletter concurrently with and as of the date of the Lease.

		“Landlord”	“Tenant”

SLOUGH REDWOOD CITY, LLC, a			FOXHOLLOW TECHNOLOGIES, INC., a
Delaware limited liability company			Delaware corporation

By:	Slough Estates USA Inc., a Delaware corporation, Its Manager		By:
			Its:	CFO

By:
		Jonathan M. Bergschneider	By:
		Senior Vice President	Its:

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EXHIBIT C

ACKNOWLEDGMENT OF RENT COMMENCEMENT DATE

This Acknowledgment is executed as of _____________________, 200 ____, by SLOUGH REDWOOD CITY, LLC, a Delaware limited liability company (“Landlord”), and FOXHOLLOW TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), pursuant to Section 2.4 of the Lease dated November 3, 2006 between Landlord and Tenant (the “Lease”) covering premises located at 900 Chesapeake Drive, Redwood City, CA 94063 (the “Premises”).

Landlord and Tenant hereby acknowledge and agree as follows:

1.          The Rent Commencement Date under the Lease is _________________, 200___.

2.          The termination date under the Lease shall be ________________, 201 ___, subject to any applicable provisions of the Lease for extension or early termination thereof.

3.          The square footage of the Premises (including allocable portions of the Service Annex, as defined in the Lease) is ________________ square feet.

4.          Tenant accepts the Premises, subject only to Landlord’s warranties, representations and obligations expressly set forth in Section 2.3 of the Lease.

This Acknowledgment is executed as of the date first set forth above.

“Landlord”	“Tenant”

SLOUGH REDWOOD CITY, LLC, a	FOXHOLLOW TECHNOLOGIES, INC.,
Delaware limited liability company	a Delaware corporation

By:	Slough Estates USA Inc., a Delaware corporation, Its Manager		By:

Its:

By:
		Jonathan M. Bergschneider Senior Vice President	By:

Its:

EXHIBIT C TO LEASE

EXHIBIT D

SERVICE ANNEX SPACE ALLOCATION; LANDLORD PRIORITY AREA

[See attached two (2) pages.]

EXHIBIT D TO LEASE

BUILDING 800
ELEV. M. R.
102
ELEV. 01
103
COMMON ACCESS
106
800 FUTURE T.I. (N.I.C.)
109
COMMON LOBBY
101
STAIRS
104
900 FUTURE T.I. (N.I.C.)
107
COMMON SHIP/REC.
108
ELEV.02
105
5' wide Landlord Priority
BUILDING 900
BUILDING 800 AREA
BUILDING 900 AREA
COMMON AREA

SERVICE ANNEX

800 CHESAPEAKE DRIVE, REDWOOD CITY, CA 94063

SLOUGH RWC, LLC C/O SLOUGH ESTATES USA

FIRST LEVEL AREA LAYOUT PLAN

1

DES

BUILDING 800
ELEV. 01
203
COMMON CORR.
201
900 TENANT STORAGE
202
800 MECHANICAL ROOM
207
STAIRS
204
900 MECHANICAL ROOM
208
ELEV. 02
205
ELEV. M.R.
206
5' wide Landlord Priority Area
BUILDING 800 AREA
BUILDING 900 AREA
COMMON AREA
BUILDING 900

SERVICE ANNEX

800 CHESAPEAKE DRIVE, REDWOOD CITY, CA. 94063

SLOUGH RWC, LLC C/O SLOUGH ESTATES USA

SECOND LEVEL FLOOR AREA LAYOUT

2

DES

20 of 21

EXHIBIT C

Furniture

•	Desks: 118

•	Chairs: 150

•	2 drawer file cabinets: 114

•	3 drawer file cabinets: 108

•	Upright cabinet: 101

•	36” x 32” 2 door cabinet: 17

•	Small rectangle red table: 82

•	36” x 48” 3 shelf bookcase: 26

•	Small round table: 7

•	White 4 drawer lateral file: 3

•	HON 4 drawer lateral file: 2

•	36” x 48” 2 door Fire King cabinet: 1

•	Black 4 drawer lateral file: 1

•	Schwab 5000 4 drawer lateral file: 1

•	Gray 5 drawer lateral file: 1

•	HON drawer lateral file: 1

•	Green 2 door 36” x 48” cabinet: 1

•	5’ x 8’ oval conference table: 1

•	2’ x 6’ rectangle table: 3

•	32” x 6’ rolling white/ bulletin board: 1